UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ADOLOR CORPORATION

(Name of Registrant as Specified In Its Charter)

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ADOLOR CORPORATION

Notice of Annual Meeting of Stockholders

Dear Stockholder:

The Adolor Annual Meeting of Stockholders will be held on Thursday, May 18, 2006, beginning at 9:00 a.m. local time at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428. Interim President and Chief Executive Officer David M. Madden looks forward to bringing you up to date on the progress of the company during the past year.

The purposes of the Annual Meeting are:

(1)	to elect two Class II directors, to hold office until the annual meeting of stockholders in 2009;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006;

(3)	to approve amendments to the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan; and

(4)	to transact any other business that may properly come before the meeting.

We appreciate your ongoing interest and participation in our company. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. You can also vote in person at the Annual Meeting; however, if your shares are held of record by a broker, bank or other nominee, you will need to first obtain a proxy issued in your name from the record holder. Please review the instructions on the proxy card concerning each of these voting options. Should you receive more than one proxy, please be sure to sign and return each proxy to ensure that all your shares will be voted. YOUR VOTE IS VERY IMPORTANT.

By Order of the Board of Directors,

Martha E. Manning
Secretary

March 29, 2006

PROXY STATEMENT

This proxy statement and the accompanying proxy card are being mailed beginning March 29, 2006, to owners of shares of Adolor Corporation (the “Company”) Common Stock in connection with the solicitation of proxies by the Board of Directors for the 2006 Annual Meeting of Stockholders. This proxy procedure is necessary to permit all holders of our Common Stock, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. Our Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

Charter of the Audit Committee	Appendix A

2003 Stock-Based Incentive Compensation Plan	Appendix B

Adolor Corporation

700 Pennsylvania Drive

Exton, Pennsylvania 19341

VOTING PROCEDURES

Your vote is very important. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. Most stockholders have a choice of voting by means of the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You may revoke your proxy at any time before it is voted by written notice to the Secretary of the Company, by submission of a proxy bearing a later date or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting’s adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

Who can vote? Stockholders as of the close of business on March 20, 2006 are entitled to vote. On that day 45,227,895 shares of our Common Stock were outstanding and eligible to vote. Each share is entitled to one vote on each matter presented at the Annual Meeting. A list of stockholders eligible to vote will be available at our principal place of business, 700 Pennsylvania Drive, Exton, Pennsylvania beginning March 31, 2006. Stockholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

What shares are included in the proxy card? The proxy card represents all the shares of Common Stock registered to your account. Each share of Common Stock that you own entitles you to one vote.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of Common Stock entitled to vote, is represented. Broker non-votes, votes withheld and abstentions will be counted for purposes of determining whether a quorum has been reached. Because abstentions will be included in tabulations of the votes entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matters which the broker has not expressly voted. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker non-votes are not counted in determining whether the affirmative vote required for the approval of Items 1, 2 and 3 has been cast. Director elections are determined by a plurality of the votes cast. Ratification of the appointment of our independent registered public accounting firm and approval of the amendments to our 2003 Stock-Based Incentive Compensation Plan require the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting and voting thereon.

Who will count the vote? Our Transfer Agent and Registrar, StockTrans, Inc., will tally the vote and certify the results.

Who is soliciting this proxy? Solicitation of proxies is made on behalf of us and our Board of Directors. We will pay the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement and proxy card. In addition to the use of mail, proxies may be solicited by our directors, officers and regular employees, without additional compensation, in person or by telephone or other electronic means. We will reimburse brokerage houses and other nominees for their expenses in forwarding proxy materials to beneficial owners of our Common Stock. We may engage a professional proxy solicitation firm to assist us with the solicitation of proxies prior to the Annual Meeting. If we do engage such a firm, we do not expect to pay more than $50,000 plus expenses for its services.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Amended and Restated Certificate of Incorporation and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors. The Board of Directors held ten meetings in 2005. Each of the incumbent directors attended an aggregate of at least 75% of the Board of Directors and committee meetings on which the director served.

Board members are expected to make every reasonable effort to attend the Annual Meeting of Stockholders. All directors except Mr. Anido attended the 2005 Annual Meeting of Stockholders held on June 16, 2005.

Communication with the Board of Directors. Stockholders may communicate with the Board of Directors by sending a letter to Adolor Corporation Board of Directors, c/o Office of the General Counsel, 700 Pennsylvania Drive, Exton, Pennsylvania 19341. The Office of the General Counsel will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to Adolor Corporation or its business, or is similarly inappropriate. The Office of the General Counsel has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Director Independence. The Board of Directors has determined that the following directors are independent under the listing standards of the National Association of Securities Dealers: Drs. Goddard and Nash and Messrs. Anido, Hager, Nelsen and Nickelson.

Committees of the Board of Directors. The Board of Directors has established three standing committees.

Audit Committee — assists the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s external auditors. In addition, the Audit Committee maintains the sole responsibility to appoint, determine funding for, and oversee the independence and performance of our external auditors and has the authority to engage independent counsel and other advisors to assist in such responsibility. Each member of the Audit Committee is independent under the listing standards of the National Association of Securities Dealers and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee met five times during 2005. The Audit Committee has adopted a written charter, a copy of which is attached as Appendix A to this proxy statement filed with the Securities and Exchange Commission and is also available on our Internet website at www.adolor.com. The current members of the Audit Committee are Mr. Hager (Chairman), Mr. Nickelson and Dr. Nash. From January 2005 until May 2005, Mr. Madden served as Chairman of the Audit Committee. The Board has determined that Mr. Hager is a financial expert, as described in Rule 401(h) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Compensation Committee — reviews and makes recommendations to the Board of Directors regarding the compensation to be provided to the directors. In addition, the Compensation Committee reviews and determines compensation arrangements for the Chief Executive Officer and the other executive officers. The Compensation Committee also administers our equity compensation plans. The Compensation Committee has adopted a written charter, a copy of which is available on our Internet website at www.adolor.com.

The Compensation Committee held seven meetings during 2005. The current members of the Compensation Committee are Dr. Nash (Chairman) and Messrs. Anido and Nelsen. Each member of the Compensation Committee is “independent” as defined under the listing standards of the National Association of Securities Dealers.

Our Board of Directors established the Secondary Committee on Options as a sub-committee of the Compensation Committee. The Secondary Committee on Options is authorized to award stock options to eligible individuals who are not subject to the requirements of Rule 16b-3 of the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Board of Directors has adopted guidelines which limit the number of options the Secondary Committee can grant to employees by employee grade level. The current members of the Secondary Committee on Options are Messrs. Madden and Dougherty.

Governance and Nominating Committee — identifies, reviews, evaluates and recommends potential candidates to serve as directors of the Company and serves as a focal point for communication between such candidates, our directors who are not members of the Governance and Nominating Committee and our management. The Governance and Nominating Committee held nine meetings during 2005.

The Governance and Nominating Committee has adopted a written charter, a copy of which is available on our Internet website at www.adolor.com. The current members of the Governance and Nominating Committee are Mr. Nickelson (Chairman) and Messrs. Anido and Hager. Each member of the Governance and Nominating Committee is “independent” as defined under the listing standards of the National Association of Securities Dealers.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. A description of the procedures a stockholder must follow to submit a director candidate and the criteria the Governance and Nominating Committee will use to evaluate candidates is set forth on page 15 under the heading “Submission of Stockholder Proposals and Director Nominations.”

Director Compensation. In fiscal 2005, each director who was not an employee of the Company received annual compensation in the amount of $15,000 plus a $2,000 meeting fee for each Board meeting attended, and each director who was an employee of the Company did not receive compensation for service as a director. In fiscal 2006, each director who is not an employee of the Company will receive annual compensation in the amount of $15,000 plus a $2,000 meeting fee for each Board meeting attended, and each director who is an employee of the Company will not receive compensation for service as a director while an employee. In fiscal 2005, each director who was not an employee of the Company received annual compensation in the amount of $2,500 for each committee of the Board of Directors on which he served. In fiscal 2006, each director who is not an employee of the Company will receive annual compensation in the amount of $2,500 for each committee of the Board of Directors on which he or she serves. In fiscal 2005, the Chairman of the Audit Committee received annual compensation in the amount of $5,000 for that service. In fiscal 2006, the Chairman of the Audit Committee will receive annual compensation in the amount of $5,000 for that service. During the period of 2005 when Mr. Madden was not an employee of the Company, he received director compensation. When Mr. Madden became an employee of the Company, he was no longer paid director compensation.

All directors are reimbursed for the expenses they incur in attending meetings of the Board of Directors or board committees. Directors of the Company who are not employees of the Company are eligible to receive options to purchase Common Stock awarded automatically under our 2003 Stock-Based Incentive Compensation Plan. In fiscal 2005, all directors who were not employees of the Company were granted stock options to purchase 15,000 shares of our Common Stock on the date of our 2005 annual meeting at a per share exercise price equal to the fair market value of our Common Stock on that date. These stock options will vest on the first anniversary of the grant. In fiscal 2006, all directors who are not employees of the Company will be granted stock options to purchase 15,000 shares of our Common Stock on the date of our 2006 annual meeting at a per share exercise price equal to the fair market value of our Common Stock on that date. These stock options will vest on the first anniversary of the grant. In addition, each director who is not an employee of the Company will receive an option to purchase 15,000 shares of our Common Stock upon his or her initial election to the Board of Directors at a per share exercise price equal to the fair market value of our Common Stock on that date, and the shares of Common Stock underlying those options will vest in three equal annual installments on the anniversary of the grant. Mr. Madden was elected Chairman of the Board of the Company in May 2005 and at that time was granted a stock option to purchase 200,000 shares of Common Stock of the Company at a per share exercise price equal to the fair market value of our Common Stock on the date of the option grant. This option grant vests on the first anniversary of the date of the grant.

Code of Ethical Conduct. Our Code of Ethical Conduct was adopted in its current form in February 2004. The Code of Ethical Conduct applies to all of our employees and directors.

Our Code of Ethical Conduct is posted on the Company’s Internet website. Our Internet address is www.adolor.com. Any waivers of the application of our Code of Ethical Conduct to directors or executive officers must be made by the independent directors. Any waiver of the Code of Ethical Conduct will be disclosed promptly on our Internet website. Any amendment of the Code of Ethical Conduct also will be disclosed promptly on our Internet website.

Governance Principles. Our Board of Directors adopted Corporate Governance Guidelines that are available on our Internet website.

ELECTION OF DIRECTORS

ITEM 1 ON PROXY CARD

Our Amended and Restated Certificate of Incorporation and Restated Bylaws provide that our business will be managed by a Board of Directors, with the number of directors to be fixed by the Board of Directors from time to time. Our Amended and Restated Certificate of Incorporation divides our Board of Directors into three classes: Class I, Class II and Class III. The directors in each class serve terms of three years and until their respective successors have been elected and have qualified.

The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The term of the two Class II directors, David M. Madden and Robert T. Nelsen, expires at our 2006 Annual Meeting. The term of the three Class III directors, Paul Goddard, Ph.D., Claude H. Nash, Ph.D. and Donald Nickelson, expires at our 2007 Annual Meeting. The term of the two Class I directors, Armando Anido and George V. Hager, Jr., expires at our 2008 Annual Meeting.

Director candidates were nominated by the Governance and Nominating Committee of the Board of Directors. Stockholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth on page 15 under the heading “Submission of Stockholder Proposals and Director Nominations.” The Governance and Nominating Committee of our Board of Directors did not receive a recommendation for a director nominee from a stockholder that beneficially owned more than 5% of our Common Stock by December 1, 2005.

At the Annual Meeting, two Class II directors are to be elected. Each of the nominees has consented to being named as a nominee for director of the Company and has agreed to serve if elected. Each Class II director will be elected to serve until our 2009 Annual Meeting and until his respective successor has been elected and has qualified. If any nominee becomes unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for any substitute nominee designated by the Board of Directors. Director elections are determined by a plurality of the votes cast.

Set forth below is information regarding each nominee for director.

Nominees For Director

The Board of Directors recommends a vote FOR each of the listed nominees.

Incumbent Class II Directors

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
David M. Madden	43	Mr. Madden has served as our Interim President and Chief Executive Officer since August 8, 2005. Mr. Madden joined us as a Director in January 2000 and was elected Chairman of the Board in May 2005. Mr. Madden is a Founder and Principal with Narrow River Management, LP, an investment management company with a focus on equity investments in the emerging pharmaceutical industry. Mr. Madden was Co-Chief Executive Officer of Royalty Pharma AG, a private investment management firm specializing in the acquisition of royalty interests in pharmaceutical products, from October 2000 to 2003, and from 1997 to October 2000, he served as a Managing Member of Pharmaceutical Partners, LLC. From 1992 to 1995, Mr. Madden was President, Chief Executive Officer and a Director of Selectide Corporation, a development stage pharmaceutical company, that was acquired by Marion Merrill Dow in 1995. Mr. Madden was a consultant to Marion Merrill Dow during part of 1995. Mr. Madden serves as member of the board of directors of the Hospital for Special Surgery. Mr. Madden served as a member of the board of directors of Royalty Pharma AG until March 2004. Mr. Madden has a B.S. in Electrical Engineering from Union College and an M.B.A. from Columbia University.

Robert T. Nelsen	42	Mr. Nelsen has been a Director since our inception in 1994. Since July 1994, he has served as a managing director of various venture capital funds associated with ARCH Venture Partners, including ARCH Venture Fund II, L.P., ARCH Venture Fund III, L.P. and ARCH Venture Fund IV, L.P. From April 1987 to July 1994, Mr. Nelsen was a Senior Manager at ARCH Development Corporation, a company affiliated with the University of Chicago, where he was responsible for new company formation. Mr. Nelsen serves on the board of directors of several privately held companies. Mr. Nelsen serves on the board of Fred Hutchinson Cancer Research Foundation. He received a B.S. in Biology and Economics from the University of Puget Sound and an M.B.A. from the University of Chicago.

Incumbent Class III Directors to Continue in Office for Terms Expiring in 2007

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
Paul Goddard, Ph.D.	56	Dr. Goddard joined us as a Director in October 2000 and served as a consultant for us from August 2003 to July 2005. Currently, Dr. Goddard serves as Chairman and Chief Executive Officer of ARYx Therapeutics, a private product-based biopharmaceutical company. In the period between 2000 and 2005, he served as chairman and part-time executive of several companies, including XenoPort, Inc., a private biopharmaceutical company and AP Pharma, Inc., a specialty pharmaceutical company focused on the development and commercialization of innovative medical treatments. From 1998 until 2000, Dr. Goddard served as Chief Executive Officer of Elan Pharmaceuticals, a division of Elan PLC. Dr. Goddard served as Chairman, Chief Executive Officer and a director of Neurex Corporation from 1991 to 1998 when the company was acquired by Elan. Prior to 1991, Dr. Goddard held various senior management positions at SmithKline Beecham, including senior vice president strategic marketing and senior vice president Far East region. Dr. Goddard is on the Board of Directors of AP Pharma, Molecular Devices and Onyx Pharmaceuticals. Dr. Goddard received a Ph.D. in Atieology and Epidemiology of Colon Cancer from St. Mary’s Hospital, University of London.

Claude H. Nash, Ph.D.	63	Dr. Nash joined us as a Director in January 2000. He currently manages the Office of Research and Development at the University of Maryland Biotechnology Institute. He served on the board of directors of ViroPharma Incorporated from that company’s inception in 1994 to 2003, serving as Chairman from 1997 to 2002, and served as Chief Executive Officer and President from 1994 until 2000. From 1983 to 1994, Dr. Nash served as Vice President, Infectious Disease and Tumor Biology at Schering-Plough Research Institute. Dr. Nash currently serves as a member of the board of directors of NoCopy Incorporated, a company that focuses on security systems designed to prevent product fraud, Accera Incorporated, a startup drug discovery company with a proprietary focus on Alzheimer’s Disease, and the Burnham Institute, an independent life science research organization. Dr. Nash has a B.S. in Biology and Chemistry from Lamar University, an M.S. in Microbiology and a Ph.D. in Microbial Genetics and Biochemistry from Colorado State University.

Donald Nickelson	73	Mr. Nickelson joined us as a Director in September 2003. Mr. Nickelson is Vice Chairman of Harbour Group Industries, Inc., serves as Director and Lead Trustee of the Mainstay Mutual Funds and also serves as Director of First Advantage Corporation. Mr. Nickelson retired as President of PaineWebber Group in 1990, after a distinguished career in the financial industry for over 39 years. Mr. Nickelson has served on numerous public and private boards including Sugen, Inc. and Selectide Corporation. He has also served as Chairman of the Pacific Stock Exchange and as Director of the Chicago Options Exchange.

Incumbent Class I Directors to continue in office for terms expiring in 2008

Name of Current Director	Age	Principal Occupation During at Least the Past Five Years
Armando Anido	48	Mr. Anido joined us as a Director in August 2003. Mr. Anido has over 25 years of Biopharmaceutical commercialization experience. Most recently, he was the Executive Vice President, Sales and Marketing for MedImmune, Inc., a biotechnology company focused on developing and marketing products in the therapeutic areas of cancer, infectious disease and immune regulation, where he was responsible for world wide commercialization of their portfolio. He also served on the Executive Committee and Product Development Committee. Prior to joining MedImmune in 1999, from 1995 to 1999, Mr. Anido was with GlaxoWellcome, Inc. where he served as Vice President, Central Nervous System Marketing after joining the company as Director, HIV Marketing. Mr. Anido was employed by Lederle Labs from 1989 to 1995 in various commercial roles, culminating as Vice President, Anti-infectives. Mr. Anido received his B.S. in Pharmacy and his M.B.A. in Marketing and Finance from West Virginia University.

George V. Hager, Jr.	50	Mr. Hager joined us as a Director in July 2003. Mr. Hager serves as Chairman and Chief Executive Officer of Genesis HealthCare, a provider of healthcare and support services to the elderly which was spun off by Genesis Health Ventures, Inc. in 2003. Prior to becoming CEO of Genesis HealthCare, Mr. Hager was Executive Vice President and Chief Financial Officer and was responsible for corporate finance, information services, reimbursement and risk management of Genesis Health Ventures, Inc. He joined Genesis Health Ventures, Inc. in 1992 as Vice President and Chief Financial Officer and was named Senior Vice President and Chief Financial Officer in 1994. Mr. Hager has over 20 years experience in the health care industry including leading KPMG LLP’s health care practice in Philadelphia from 1989 to 1992. He received a Bachelor of Arts in Economics from Dickinson College and a Master of Business Administration degree from Rutgers Graduate School of Management. He is a certified public accountant; member of the Board of Trustees and finance committee of The University of the Sciences in Philadelphia; a member of the Board and strategic planning committee of the National Investment Center; and a member of the Philadelphia Board of Public Governance. In 2000, while Mr. Hager was Vice President and Chief Financial Officer, Genesis Health Ventures, Inc. filed for bankruptcy from which it emerged in 2001.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

ITEM 2 ON PROXY CARD

Subject to stockholder ratification, the Audit Committee of the Board of Directors has reappointed the firm of KPMG LLP as the independent registered public accounting firm, to audit and report upon our financial statements for 2006. Ratification requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the stockholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of KPMG LLP as our independent registered public accounting firm to audit and report upon our financial statements for fiscal year 2006. If this appointment is not ratified by stockholders, the Audit Committee may reconsider its appointment.

One or more representatives of KPMG LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or “incorporated by reference” in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The primary function of the Audit Committee is to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements related to the financial statements, including the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Company’s external auditors.

The Audit Committee appoints the independent registered public accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for approving both audit and non-audit services to be provided by the independent registered public accounting firm. The Board of Directors has adopted a written charter setting forth the functions the Audit Committee is to perform, and this report is made pursuant to that charter. The Audit Committee’s charter was last revised in December 2005. A copy of the revised charter is attached as Appendix A to this proxy statement filed with the Securities and Exchange Commission and is available on our Internet website.

Management is responsible for the Company’s financial reporting process, including the Company’s system of internal control over financial reporting and safeguarding of assets, and for the preparation of financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for auditing management’s internal control over financial reporting and expressing an opinion on the design and effectiveness of management’s internal control over financial reporting. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

The Audit Committee met with management periodically during fiscal 2005 to consider the design and effectiveness of the Company’s internal control over financial reporting, and discussed these matters and the overall scope and plans for the audit of the Company with the Company’s independent registered public accounting firm, KPMG LLP. The Audit Committee also discussed with senior management and KPMG LLP the Company’s disclosure controls and procedures and the certifications by the Company’s Chief Executive Officer and Chief Financial Officer, which are required by the Securities and Exchange Commission under the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the 2005 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting policies, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the design and effectiveness of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee reviewed with KPMG LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting policies. The Audit Committee discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1. In addition, the Audit Committee discussed with the independent registered public accounting firm their independence, including the compatibility of nonaudit services with the firm’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited consolidated financial statements be included in the Annual Report on Form 10-K for fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Fees; Audit-Related Fees; Tax Fees; All Other Fees. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2005 and 2004 and fees billed for other services rendered by KPMG LLP:

	2005	2004
Audit fees	$230,000	$253,000
Audit related fees (1)	—	12,000

Audit and audit related fees	230,000	265,000
Tax fees (2)	14,750	14,690
All other fees	—	—

Total fees	$244,750	$279,690

(1)	Audit related fees consisted of fees for audits of financial statements of certain employee benefit plans.
(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

During fiscal years 2005 and 2004, the Company did not engage KPMG LLP to provide any professional services related to financial information systems design and implementation.

It is the practice of the Audit Committee to pre-approve all services rendered to the Company by its independent registered public accounting firm in accordance with applicable legal requirements. All of the services performed by KPMG LLP in 2005 were pre-approved by the Audit Committee.

The Audit Committee has reappointed, subject to stockholder ratification, the firm of KPMG LLP, as the independent registered public accounting firm, to audit and report upon the Company’s financial statements for 2006. In appointing KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, the Audit Committee has considered whether KPMG LLP’s provision of services other than audit services are compatible with maintaining their independence.

MEMBERS OF THE AUDIT COMMITTEE

George V. Hager, Jr. (Chairman)
Donald Nickelson
Claude Nash, Ph.D.

The Board of Directors recommends a vote FOR ratification.

AMENDMENTS TO THE ADOLOR CORPORATION

2003 STOCK-BASED INCENTIVE COMPENSATION PLAN

ITEM 3 ON PROXY CARD

Subject to stockholder approval, on February 28, 2006, our Board of Directors adopted amendments to the 2003 Stock-Based Incentive Compensation Plan (the “2003 Plan”) to increase the number of shares of Common Stock authorized for issuance under the 2003 Plan by 2,500,000 shares from 3,500,000 to 6,000,000 and to increase to 750,000 shares from 500,000 the maximum number of shares of Common Stock subject to awards that may be granted to any participant during any calendar year.

We adopted the 2003 Plan on February 27, 2003 and our Stockholders approved the 2003 Plan at our Annual Meeting held on May 13, 2003. We are seeking stockholder approval for additional shares for issuance under the 2003 Plan because at year end 2005, 1,201,248 shares remained available for issuance under the 2003 Plan. Pursuant to Nasdaq Stock Market rules, stockholder approval must be obtained when a stock option or purchase plan is to be established or a material amendment to such a plan is to be adopted or other arrangement made pursuant to which stock may be acquired by officers or directors, unless the grant of shares is to persons not previously employed by us as an inducement to their entering into employment contracts with us and is approved by our Compensation Committee or a majority of the independent members of our Board of Directors. In addition, stockholder approval will permit us to make incentive stock option awards and to ensure certain grants will not be subject to certain limits on tax deductions. If stockholder approval of the amendments is obtained, we will be able to make stock option grants and grants of restricted stock or deferred stock (all of which are described below)

to employees, directors and consultants to the Company. We are seeking an increase in the maximum number of shares of Common Stock subject to award to any one participant from 500,000 shares to 750,000 shares. The Board of Directors believes that stockholder approval of the amendments to the 2003 Plan is necessary to ensure that we will be able to support our continuing efforts to attract and retain highly qualified employees, including a Chief Executive Officer. Stockholder approval requires the affirmative vote of a majority of shares present and entitled to vote at the Annual Meeting, in person or by proxy, and voting thereon. A copy of the 2003 Plan, as amended, is attached to this proxy statement as Appendix B.

Summary of the 2003 Stock-Based Incentive Compensation Plan

Purpose. The purpose of the 2003 Plan is to assist us, our subsidiaries and our affiliates in attracting and retaining valued employees, consultants and directors by offering them a greater stake in our success and a closer identification with it, and to encourage ownership of our stock by such employees, consultants and directors.

Term. The 2003 Plan terminates on February 26, 2013, unless earlier terminated by the Board of Directors.

Administration. The 2003 Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee is currently comprised of three members, each of whom is a member of the Board of Directors, a “non-employee director” as defined under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act and an “outside director” as defined under Section 162(m) of the Code and the regulations thereunder. The current members of the Compensation Committee are Dr. Nash (Chairman), Messrs. Anido and Nelsen. In addition, the Board of Directors may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The secondary committee has the same authority with respect to selecting the individuals to whom awards are granted and establishing the terms and conditions of awards as the Compensation Committee has under the terms of the 2003 Plan.

The Compensation Committee has the following powers and authority with regard to the 2003 Plan:

•	to interpret and administer the 2003 Plan;

•	to select the participants who are to receive awards under the 2003 Plan;

•	to determine the times at which awards will be granted;

•	to determine the amount of awards to be granted to each such participant;

•	to unilaterally amend existing awards without the consent of the participant; provided that such amendment does not adversely affect the participant and that no award may be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award;

•	to amend existing awards that adversely affect a participant; provided that the participant consents; and

•	to determine the terms and conditions of awards granted under the 2003 Plan and the terms of agreements which will be entered into with participants in the 2003 Plan.

The Compensation Committee has the power to establish different terms and conditions with respect to different participants in the 2003 Plan.

Participation. All consultants, directors and employees of the Company are eligible to participate in the 2003 Plan. The Compensation Committee shall determine from time to time the individuals who are to receive awards under the 2003 Plan.

Except as set forth below, during the lifetime of a participant, awards shall be exercisable only by the participant, and no awards will be transferable other than by will or the laws of descent and distribution. Any attempt to pledge, assign or transfer an award for any reason during the participant’s lifetime shall be void and the relevant award shall be forfeited. The Compensation Committee may grant awards (except incentive stock options) that are transferable by a participant during his or her lifetime, but such awards shall be transferable only to the extent specifically provided in the agreement entered into with the participant. The transferee of the participant shall, in all cases, be subject to the provisions of the agreement between the Company and the participant. No incentive stock option shall be transferable other than by will or the laws of descent and distribution and, during the lifetime of a participant, shall be exercisable only by the participant. Upon the death of a participant, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an incentive stock option only in accordance with the terms of the 2003 Plan.

Shares of Stock Available for Grant. If stockholder approval of the amendment to the 2003 Plan is obtained, a total not exceeding an aggregate amount of 6,000,000 shares of Common Stock will be available for issuance under the 2003 Plan. The shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock subject to options that may be granted to any one individual, if the amendments are approved, shall not exceed 750,000 shares of Common Stock during any calendar year (the “Individual Limit”).

The 2003 Plan provides that the number of shares or options issuable or transferable to participants and other relevant features of each award may be appropriately adjusted by the Compensation Committee if any change in the outstanding shares of common stock occurs by reason of a stock split or recapitalization, any pro rata distribution to all stockholders of property in respect to or in exchange for their outstanding shares of common stock, or other similar corporate change occurs.

Incentive Awards to Our Directors. Under the 2003 Plan, each director who is not an employee of the Company and who is initially elected to the Board of Directors after such approval automatically receives an option to purchase 15,000 shares of Common Stock upon his or her initial election to our Board of Directors, and the shares of Common Stock underlying such option vest one-third per year that such director remains a director for three years beginning on the first anniversary of the grant. At each annual meeting of our stockholders, each director continuing as such after such meeting who is not an employee of the Company automatically receives an option to purchase 15,000 shares of Common Stock, and the shares of Common Stock underlying such option vest in full on the first anniversary of the grant; provided, however, that in the event a director resigns from our Board of Directors other than for cause prior to such one-year anniversary, the vesting of such option shall accelerate so that such option immediately becomes exercisable with respect to one-twelfth of the shares of Common Stock underlying such option for each full month that has elapsed between the date of the grant of such option and the date of such resignation. The price per share at which Common Stock may be purchased upon the exercise of an option granted to a director who is not an employee of the Company shall be not less than the fair market value of a share of Common Stock on the date of grant.

Options. The specific terms and conditions of each option shall be set forth in a written option agreement, which shall comply with the 2003 Plan.

The Compensation Committee shall establish the time and the manner in which an option may be exercised and has a right to amend the terms of option agreements in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option shall be determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2003 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may be less than the fair market value of a share of Common Stock on the date of grant.

The option price of the shares of Common Stock received upon the exercise of an option shall be paid: (i) in full in cash at the time of exercise or, (ii) with the consent of the Compensation Committee, in whole or in part in Common Stock held by the participant for at least six months and valued at their fair market value on the date of exercise. With the consent of the Compensation Committee, payment upon the exercise of a non-qualified option may be made in whole or in part by shares of Common Stock which has been held by the participant for at least six months (based upon the fair market value of the restricted stock on the date the option is exercised, as determined by the Compensation Committee). Special rules apply which limit the time of exercise of an option following an employee’s termination of employment or upon the occurrence of a change in control of the Company. The Compensation Committee may impose additional restrictions on the exercise of any option.

Deferred Stock. In a deferred stock award, we will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to deferred stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Dividends paid during the deferral period on deferred stock subject to a performance goal shall be reinvested in additional deferred stock and the expiration of the deferral period for such deferred stock shall be subject to the performance goals. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock agreement evidencing such award.

Restricted Stock. In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to vote the shares of restricted stock.

Amounts equal to any dividends declared during the restriction period with respect to restricted stock that is not subject to the achievement of specified performance goals will either be paid to the participant, reinvested in additional shares of restricted stock or otherwise invested, as determined by the Compensation Committee at the time of the award. Dividends paid during the restriction period on restricted stock subject to a performance goal shall be reinvested in additional restricted stock and the expiration of the restriction period for such restricted stock shall be subject to the performance goals. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

Amendment of the 2003 Plan. The Board of Directors may modify or amend, suspend, or terminate the 2003 Plan at any time, provided that no such amendment shall be made without stockholder approval which shall (i) increase (except as provided in the 2003 Plan) the total number of shares available for issuance pursuant to the 2003 Plan, (ii) change the class of participants eligible to participate, (iii) modify the Individual Limit (except as provided in the 2003 Plan) or the categories of performance goals set forth in the 2003 Plan or (iv) change the amendment and termination provisions of the 2003 Plan. Termination of the 2003 Plan shall not affect options outstanding under the 2003 Plan at the time of termination.

Changes in Capitalization. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in our corporate structure affecting our Common Stock, or any distribution to our stockholders other than a cash dividend, the Board of Directors shall make the appropriate adjustment in the number and kind of shares authorized by the 2003 Plan and other adjustments to outstanding awards as it deems appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The fair market value of any fractional shares resulting from such adjustments shall, where appropriate, be paid in cash to the holders.

Change of Control. Upon a change of control of the Company (as defined in the 2003 Plan), the Compensation Committee shall fully vest all awards made under the 2003 Plan. In addition, upon a change of control of the Company, the Compensation Committee may, at its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where we are not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

Federal Tax Consequences of Stock Options

In general, neither the grant nor the exercise of an incentive stock option will result in federal taxable income to an option holder or a deduction to us. Only our employees may receive incentive stock options. To receive special tax treatment as an incentive stock option under the Internal Revenue Code of 1986, as amended (the “Code”) as to shares acquired upon exercise of an incentive stock option, an option holder must neither dispose of such shares within two years after the incentive stock option is granted nor within one year after the exercise of the option. In addition, the option holder must be an employee at all times between the date of grant and the date three months, or one year in the case of disability, before the exercise of the option. Special rules apply in the case of the death of the option holder. Incentive stock option treatment under the Code generally allows the sale of our common stock received upon the exercise of an incentive stock option to result in any gain being treated as short-term or long-term capital gain to the option holder depending upon the period the stock underlying the incentive stock option has been held, but we will not be entitled to a tax deduction. However, the exercise of an incentive stock option, if the holding period rules described above are satisfied, will give rise to income includable by the option holder in his or her alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

If the holding rules described above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. We will generally be entitled to a deduction equal to the amount of such gain included by an option holder as ordinary income. The amount of such gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise. Notwithstanding the foregoing, in the event that the exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

No income will be recognized by an option holder at the time a non-qualified stock option is granted. Generally, an option holder will recognize ordinary income at the time a vested non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a vested non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of such non-qualified stock option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Generally, when the shares underlying a non-qualified stock option have vested and are exercised, the holder will recognize ordinary income, and we will be entitled to a deduction, equal to the difference between the fair market value of the stock at such time and the exercise price paid by the holder for the stock. Subsequently realized changes in the value of the stock generally would be treated as long-term or short-term capital gain or loss, depending on the length of time the shares were held prior to disposition of such shares.

Additional special tax rules may apply to those option holders who are subject to the rules set forth in Section 16 of the Exchange Act. The foregoing tax discussion is a general description of certain expected federal income tax results under current law, and all affected individuals should consult their own advisors if they wish any further details or have special questions.

Federal Tax Consequences of Deferred Stock Awards

A participant realizes no taxable income when a deferred stock award is made. When the deferral period for the award ends and the participant receives shares of Common Stock, the participant will realize ordinary income equal to the fair market value of the shares at that time. A participant’s tax basis (cost) in shares of Common Stock received at the end of a deferral period will be equal to the fair market value of such shares when such participant receives them. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Restricted Stock. Shares of restricted stock received will be considered subject to a substantial risk of forfeiture for federal income tax purposes. If a participant who receives such shares of restricted stock does not make the 83(b) election described below, the participant realizes no taxable income upon the receipt of shares of restricted stock. When the forfeiture restrictions with respect to the restricted stock lapse, the participant will realize ordinary income equal to the fair market value of the shares at that time. Dividends paid with respect to restricted stock will be treated as compensation income (not dividend income) received by the participant. A participant’s tax basis in shares of restricted stock will be equal to their fair market value when the forfeiture restrictions lapse, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse. Upon sale of the shares, the participant will realize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving shares of restricted stock may make an election under section 83(b) of the Internal Revenue Code with respect to the shares. By making a section 83(b) election, the participant elects to realize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account). By making a section 83(b) election, the participant will realize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize capital gain or loss with respect to the shares when they are sold. Dividend payments received with respect to shares of restricted stock for which a section 83(b) election has been made will be treated as dividend income, assuming we have adequate current or accumulated earnings and profits. The participant’s tax basis in the shares with respect to which a section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited to us, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income realized by the participant upon the making of the section 83(b) election. To make a section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with us, within 30 days after shares of restricted stock are received, and the participant must also attach a copy of such election to his or her federal income tax return for the year in which the shares are received.

Section 162(m)

Section 162(m) of the Code may preclude us from claiming a federal income tax deduction if we pay total remuneration in excess of $1 million to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would generally include amounts received upon the exercise of stock options granted under the plan and the value of shares received when restricted shares become transferable or such other time when income is recognized. An exception does exist, however, for performance-based compensation which includes amounts received upon the exercise of stock options pursuant to a plan approved by stockholders that meets certain requirements. The 2003 Plan is intended to make grants of stock options that meet the requirements of performance-based compensation. The 2003 Plan is also intended to make grants of restricted stock and deferred stock to which performance goals are attached that meet the requirements of performance-based compensation. Other awards have been structured with the intent that such awards may qualify as such performance based compensation if so determined by the compensation committee.

The Board of Directors unanimously recommends that stockholders vote FOR the amendments to the 2003 Stock-Based Incentive Compensation Plan.

SUBMISSION OF STOCKHOLDER PROPOSALS AND

DIRECTOR NOMINATIONS

Stockholders wishing to have a proposal included in the Board of Directors’ 2006 proxy statement must submit the proposal so that the Secretary of the Company receives it no later than November 28, 2006. The Securities and Exchange Commission rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Stockholders wishing to have a proposal presented at an annual meeting must submit the proposal so that the Secretary of the Company receives it not less than 120 days prior to the first anniversary of the date of this proxy statement; provided, however, that in the event that the date of the meeting is advanced by more than 30 days from the date of the 2006 Annual Meeting of Stockholders, notice by the stockholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made.

Stockholders may propose nominees for consideration by the Governance and Nominating Committee by submitting the names, appropriate biographical information and qualifications in writing to: Martha E. Manning, Corporate Secretary, Adolor Corporation, 700 Pennsylvania Drive, Exton, PA 19341. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2007, the name of the proposed nominee and the supporting documentation must be received before November 28, 2006.

In considering any nominee proposed by a stockholder, the Governance and Nominating Committee will reach a conclusion based on the criteria it uses in evaluating all candidates for director. After full consideration, the stockholder proponent will be notified of the decision of the Committee. Director nominees should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. The Governance and Nominating Committee seeks to identify candidates representing diverse experience at policy-making levels in business, management, marketing, finance, technology, human resources, communications, education, government, healthcare and in other areas that are relevant to our activities. Additionally, director nominees should have sufficient time to effectively carry out their duties.

Securities and Exchange Commission rules establish a different deadline for submission of stockholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the year 2007 annual meeting is February 13, 2007 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, the Company’s proxy holders will be allowed to use their discretionary authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 Annual Meeting.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON

EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is composed of three non-employee directors, all who are independent directors as defined under the Nasdaq and Securities and Exchange Commission rules. The Compensation Committee is responsible for setting and administering the policies that govern executive annual salary, bonus and stock ownership programs. The Compensation Committee operates under a written charter adopted by the Board of Directors of the Company on November 12, 2002 and amended on December 13, 2005. The Compensation Committee annually evaluates the performance of, and determines and reports to the full Board the compensation of, the Chief Executive Officer (CEO) and the other executive officers based upon a combination of the achievement of corporate goals and individual performance.

Role of the Compensation Committee

The goal of the Compensation Committee is to align the interest of the executive officers with the interest of the Company’s stockholders by providing compensation that attracts, motivates and retains executives of outstanding ability. To meet this goal, the Compensation Committee has adopted a mix of compensation elements, including salary, bonus and stock option grants.

Traditional measures of corporate performance for mature pharmaceutical companies or companies in other industries, such as earnings per share or sales growth, are not as useful in the evaluation of pharmaceutical companies at the Company’s current stage of development. Accordingly, the Compensation Committee evaluates other indicators of performance, such as the Company’s progress in achieving milestones in the development of its drug candidates, negotiating collaborations with other companies, obtaining rights to products and technologies, the development of the Company’s human resources, enhancing stockholder value, managing the operating budget and raising the capital needed for the Company’s operations as the basis for making executive compensation decisions.

Executive Compensation Summary

In order to ensure that the elements of an executive’s compensation remain competitive with other biopharmaceutical companies, the Company conducts and subscribes to a number of compensation surveys. The surveys used for these purposes are provided by independent groups. In addition, in 2005, the Compensation Committee engaged an external executive compensation consultant from Mercer HR Consulting to assist the Committee in its review of executive compensation. Mercer HR Consulting reported directly to the Compensation Committee and has no consulting relationship with management of the Company.

In order to remain competitive in the market for qualified executives, the Compensation Committee places a greater weight on variable pay incentives and longer-term compensation. The Compensation Committee believes that by increasing the emphasis on variable pay amounts and long-term incentives, the Company is able to attract executives who are willing to sacrifice current earnings and the retirement benefits generally offered by larger employers for potential long-term gains in a less stable and more risky environment. The Compensation Committee believes that stockholders of the Company share a similar risk profile.

Overview of 2005

The Compensation Committee believes that the management team achieved significant milestones in 2005. These accomplishments included the following:

•	Receiving an approvable letter from the FDA for Entereg® (alvimopan);

•	Advancing programs for the Company’s lead product candidate, Entereg®, with the Company’s collaborator, GlaxoSmithKline, in opioid bowel dysfunction;

•	Initiating Phase II study for the Sterile Lidocaine Patch;

•	Successfully co-promoting GlaxoSmithKline’s product, Arixtra®;

•	Submitting an IND for our novel Delta Opioid Agonist for review by the FDA;

•	Advancing our discovery programs for novel pain treatment product candidates; and

•	Meeting overall corporate budget objectives.

The Compensation Committee believes that these accomplishments and the achievement of individual objectives by the executives merit the base salary, bonus payments and stock options awarded.

Compensation Components

After considering the information provided by the salary surveys of companies of comparable size and stage of development, the individual executive’s contribution to the Company’s achievements and changes in the role and responsibility of the executive during the year, the Compensation Committee recommended proposed compensation for the executive officers to the Board. The overall compensation is composed of three principal categories: base salary, annual incentive bonus and long-term incentives consisting of stock options and, in some cases, stock awards. During this review, the Compensation Committee assessed all three categories of compensation for executives. The Compensation Committee believes that salaries should be reasonable and that there should be an emphasis on variable compensation through variable pay incentives such as bonuses and long-term incentives such as stock options and stock awards. The Compensation Committee believes that the variable pay incentives and long-term incentives align the interests of the executives of the Company with the stockholders.

Base Salaries

Executive salaries are reviewed by the Compensation Committee at the end of each year, with any adjustments to base salary becoming effective on January 1 of the succeeding year.

Because the Company is experiencing rapid growth and internal change, particular care is taken to ensure that expanded responsibilities are recognized in the calculation of base pay. Executive salary increases for Vice Presidents and

Senior Vice Presidents in 2005 were up to 6% of base salary. The Compensation Committee met early in December 2005 to discuss compensation philosophy, to review the compensation peer group and to review the report of the external consultant, which was then shared with the full Board. The Compensation Committee met again in late December 2005 to review base salary increases and option grants for the executive officers for 2006. The Compensation Committee reviewed its recommendations with the full Board prior to taking final action at a meeting in early January.

Annual Incentive Bonus Program

Corporate and individual goals and milestones are established at the beginning of each year and include targets for achieving progress in the Company’s research and drug development efforts, entering into corporate collaborations and remaining financially sound. The Compensation Committee provides bonus incentives for achievement of these goals because it believes that attainment of these goals will ultimately be in the best long-term interests of the Company’s stockholders. The granting of an annual incentive bonus is discretionary and awards are based on the achievement of Company and individual objectives. Based on individual performance and contributions, the Committee awarded the respective executive officers discretionary bonuses.

In January 2006, annual incentive cash bonuses of up to 15% of annual salary were awarded to the executive officers for their performances during 2005.

Long-Term Incentives

Long-term incentives have been provided by means of periodic grants of stock options and occasionally by stock awards.

The stock options granted generally have exercise prices equal to the fair market value of the underlying shares of Common Stock on the date of grant, vest over a four-year period and expire ten years from the date of grant. The Compensation Committee considers stock options to be a valuable and necessary compensation tool that aligns the long-term financial interests of the Company’s executives with the financial interests of its stockholders. Further, the vesting provisions of the Company’s Amended and Restated 1994 Equity Compensation Plan (the “1994 Plan”) and 2003 Plan serve to retain qualified employees, providing continuing benefits to the Company beyond those achieved in the year of grant. Stock options are generally granted at the time of employment, at the time of promotion and are granted annually at the discretion of the Compensation Committee. With the advice of the external compensation consultant, the Compensation Committee determined the number of options to be granted by comparison to other biotechnology companies at similar stages of development.

From the period of January 2005 through January 2006, the Compensation Committee also granted Vice Presidents and Senior Vice Presidents options to purchase an aggregate 475,583 shares of Common Stock. These awards were made based on their performance during the year, and in recognition that their retention and motivation are crucial to the long-term performance and value of the Company. The stock options issued under the 1994 Plan and the 2003 Plan typically vest over four years at a rate of 1/48 th per month, however, the Compensation Committee has discretion to award stock options with varying vesting schedules. The Compensation Committee believes that the achievement of both short and long-term objectives over the next few years will place considerable demands on the executive team, and that their retention and motivation are crucial to building long-term corporate value.

Other Compensation

Under the Company’s 401(k) Plan, the Company may provide a matching cash contribution to certain employee contributions made under the 401(k) Plan. In 2005, the Company made contributions equal to 50% of an employee’s contributions to the 401(k) Plan, up to a maximum contribution for such match equal to 50% of 4% of such employee’s annual salary up to a maximum salary amount. Contributions to executive officers totaled $21,000 in 2005.

Compensation of the CEO

On August 8, 2005, David Madden, Chairman of the Board of the Company became the Interim President and Chief Executive Officer of the Company. Mr. Madden is not paid an annual salary. For his service as Interim President and Chief Executive Officer of the Company, Mr. Madden received options to purchase 300,000 shares of the Company’s Common Stock (the “Options”) granted to Mr. Madden on August 8, 2005. The Options vest on the first anniversary of their grant date; provided however that the acceleration of vesting of the Options will occur on the earlier of the following dates: (i) the date that a successor president and chief executive officer is named by the Board; (ii) the date that Mr. Madden’s employment as Interim President and Chief Executive Officer of the Company is terminated by the Board of Directors without cause (as defined in the letter agreement between the Company and Mr. Madden dated August 1, 2005 (the “Letter Agreement”)); or (iii) the date that Mr. Madden resigns as Interim President and Chief Executive Officer of the Company with good reason (as defined in the Letter Agreement). In the event of a termination resulting from inability to serve as Interim President and Chief Executive Officer of the Company as a result of death or disability, the Options will vest ratably up to the date of such termination. Under the terms of the Letter Agreement, the Company is obligated to reimburse Mr. Madden’s travel and temporary living expenses (grossed up for tax effect) as well as additional expense reimbursement in accordance with the Company’s then current policies governing expense reimbursement for out-of-pocket costs incurred in the performance of Mr. Madden’s duties. When Mr. Madden became Interim President and Chief Executive Officer, as an employee, he was no longer eligible for Board compensation, which is only paid to non-employee directors.

Deductibility of Certain Compensation

Payments during 2005 to the Company’s executives under the various programs discussed above were made with regard to the provisions of section 162(m) of the Internal Revenue Code that became effective on January 1, 1994. Section 162(m) limits the deduction that may be claimed by a “public company” for compensation paid to certain individuals to $1,000,000 except to the extent that any excess compensation is “performance-based compensation.” The definition of performance-based compensation includes compensation deemed paid on the exercise of certain stock options. The exercised stock options must have an exercise price equal to the fair market value of the option shares on the grant date to qualify as performance-based compensation. The 1994 Plan and the 2003 Plan are intended to ensure that the exercise of such stock options will qualify as performance-based compensation. Through December 31, 2005, this provision has not affected our tax deductions, and the Compensation Committee believes that, at the present time, it is quite unlikely that the compensation paid to any of our employees in a taxable year, which is subject to the deduction limit, will exceed $1,000,000. The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable regulations and to comply with Internal Revenue Code section 162(m) in the future to the extent consistent with the best interests of the Company.

MEMBERS OF THE COMPENSATION COMMITTEE

Claude Nash, Ph.D. (Chairman)

Armando Anido

Robert Nelsen

EXECUTIVE OFFICERS OF THE REGISTRANT

Our executive officers, their ages and their positions are as follows:

Name	Age	Title
David M. Madden (1)	43	Interim President, Chief Executive Officer, Director and Chairman of the Board
Michael R. Dougherty (2)	48	Senior Vice President, Chief Operating Officer and Treasurer
James E. Barrett (3)	63	Senior Vice President, Chief Scientific Officer and President, Research
Roger G. Graham, Jr. (4)	42	Senior Vice President, Sales & Marketing
David Jackson (5)	59	Senior Vice President, Chief Medical Officer
Martha E. Manning (6)	51	Senior Vice President, General Counsel and Secretary
Thomas Hess (7)	42	Vice President Finance and Chief Financial Officer

(1)	David M. Madden. Mr. Madden is our Interim President, Chief Executive Officer, a Director and Chairman of the Board. Mr. Madden is a Founder and Principal with Narrow River Management LP, an investment management company with a focus on equity investments in the emerging pharmaceutical industry. Mr. Madden was Co-Chief Executive Officer of Royalty Pharma AG, a private investment management firm specializing in the acquisition of royalty interests in pharmaceutical products, from October 2000 to 2003, and from 1997 to October 2000, he served as Managing Member of Pharmaceutical Partners, LLC. From 1992 to 1995, Mr. Madden was President, Chief Executive Officer and a Director of Selectide Corporation, a development stage pharmaceutical company that was acquired by Marion Merrill Dow in 1995. Mr. Madden was a consultant to Marion Merrill Dow during part of 1995. Mr. Madden served as a member of the board of directors of Royalty Pharma until March 2004. Mr. Madden has a B.S. in Electrical Engineering from Union College and an M.B.A. from Columbia University.

(2)	Michael R. Dougherty. Mr. Dougherty is our Senior Vice President, Chief Operating Officer and Treasurer. From April 2003 until October 31, 2005, he was Chief Financial Officer. He joined us as our Senior Vice President of Commercial Operations in November 2002. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating

Officer of Genomics Collaborative, Inc., a privately held functional genomics company. From March 1995 to November 2000, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, formerly Magainin Pharmaceuticals Inc., a publicly-traded biotechnology company, including, from August 1998 to November 2000, President and Chief Executive Officer. Mr. Dougherty received a B.S. from Villanova University. Mr. Dougherty has served on the Board of Directors of ViroPharma Incorporated since January 2004.

(3)	James E. Barrett, Ph.D. Dr. Barrett joined us as our Chief Scientific Officer and President, Research in August 2004. In February 2005, Dr. Barrett became our Senior Vice President, Chief Scientific Officer and President, Research. From 2003 to June 2004 he was President, Research and Development at Memory Pharmaceuticals, a biopharmaceutical company focused on developing innovative drugs for the treatment of central nervous system disorders, and, from 2002 to 2003, Dr. Barrett was Senior Vice President, Research and Development at Memory Pharmaceuticals. From 1995 to 2002, he was the Vice President, Neuroscience Discovery Research at Wyeth. From 1992 to 1995, Dr. Barrett was the Director, Central Nervous System Division at Lederle Laboratories. Dr. Barrett received a Ph.D in Psychology and Neurobiology from Pennsylvania State University and a B.A. from the University of Maryland.

(4)	Roger G. Graham, Jr. Mr. Graham is our Senior Vice President, Sales and Marketing. He joined us in April 2005. From 2003 to 2005, he was Senior Vice President Sales and Marketing, Yamanouchi Pharma America (YPA) where Mr. Graham established the U.S. commercial operations. Prior to his work with YPA, Mr. Graham spent five years at Ortho-McNeil Pharmaceutical in positions of increasing responsibility. From 2000 to 2001 he was Vice President, Neuroscience/Metabolic Franchise and from 2001 to 2003 was Vice President, Anti-Infective/Analgesia/Urology Franchise. Mr. Graham earned a Master of Business Administration from Seton Hall University and a Bachelor of Science from the University of Kansas.

(5)	David Jackson, M.D. Dr. Jackson is our Senior Vice President, Chief Medical Officer. He joined us as our Senior Vice President of Research and Development in January 2001. From 1994 to 2001, Dr. Jackson served in several positions with Omnicare Clinical Research, Inc. (formerly IBAH), a large clinical research organization. His responsibilities included serving as Chief Medical Officer and President of the clinical research organization in the United States. Previously, Dr. Jackson was Vice President, Clinical Research and Development for Janssen Research Foundation from 1988 to 1994. Dr. Jackson received a M.B., Ch.B. from the University of Glasgow.

(6)	Martha E. Manning, Esq. Ms. Manning joined us as our Senior Vice President, General Counsel and Secretary in July 2002. From October 2000 to July 2002, Ms. Manning was Senior Vice President, General Counsel and Secretary of Cell Pathways, Inc., an emerging pharmaceutical company. From 1993 to 1999, Ms. Manning served as General Counsel and Secretary of U.S. Bioscience, Inc., as a Vice President from 1993 to 1996, as a Senior Vice President from 1996 to 1998 and as an Executive Vice President from 1998 to 1999. From 1988 to 1993, Ms. Manning was General Counsel at The Wistar Institute, an independent, non-profit, biomedical research organization. Before joining Wistar, she was with the law firm of Morgan, Lewis & Bockius from 1983 to 1988. She received a J.D. from the University of Pennsylvania School of Law and a B.B.A. from the University of Massachusetts.

(7)	Thomas P. Hess. Mr. Hess joined us as our Vice President, Finance and Chief Financial Officer on October 31, 2005. From 2003 until joining Adolor Corporation, Mr. Hess was Corporate Controller of Vicuron Pharmaceuticals, Inc, a biopharmaceutical company that was acquired by Pfizer Inc. in 2005. From 2000 until 2003, Mr. Hess was Controller of Innovative Solutions and Support, Inc., a manufacturer of high tech avionics equipment. Mr. Hess has a Bachelor of Science in accounting from Pennsylvania State University and a Masters of Business Administration in Finance from the University of Pittsburgh.

COMPENSATION TABLES

Executive Compensation

The following table sets forth, for the fiscal years ending December 31, 2005, 2004 and 2003, certain information regarding the cash compensation paid by us, as well as certain other compensation paid or accrued for such year, to each of our executive officers named below, in all capacities in which they served.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation					Long Term Compensation Awards
		Salary	Bonus		All Other Compensation		Securities Underlying Options
David M. Madden (1) Interim President, Chief Executive Officer and Director	2005 2004 2003	— — —	— — —		$38,743 — —	(2)	515,000 15,000 13,000	(3)

Bruce A. Peacock (4)	2005	$253,005	—		$89,992	(5)	100,000
President, Chief	2004	385,168	72,000		10,375	(6)	100,000
Executive Officer and Director	2003	366,827	165,375		4,000	(7)	150,000

James A. Barrett (8) Chief Scientific Officer and President, Research	2005 2004 2003	337,635 126,346 —	50,700 72,500 —	(10)	56,492 12,666 —	(9) (11)	25,000 100,000 —

Michael R. Dougherty Senior Vice President and Chief Operating Officer	2005 2004 2003	317,403 301,514 277,500	47,700 53,500 75,000		4,200 4,100 4,000	(7) (7) (7)	65,000 50,000 25,000

Roger D. Graham, Jr. (12) Senior Vice President Sale and Marketing	2005 2004 2003	222,115 — —	75,000 — —	(13)	45,904 — —	(14)	135,000 — —	(15)

David Jackson Senior Vice President, Research & Development	2005 2004 2003	347,760 337,500 324,462	— 41,500 80,000		39,214 24,931 9,874	(16) (17) (18)	— 50,000 43,200

(1)	Mr. Madden has served as our Interim President and Chief Executive Officer since August 8, 2005. Mr. Madden is not paid an annual salary or cash bonus.
(2)	Consists of (i) reimbursement by us of $13,180 for temporary living expenses, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; and (ii) $25,563 in annual compensation and attendance fees for service as a non-employee Director of the Company prior to August 8, 2005.
(3)	Includes stock options granted to Mr. Madden: (i) to purchase 300,000 shares of the Company’s Common Stock on August 8, 2005 to serve as Interim President and Chief Executive Officer for up to a year; (ii) to purchase 200,000 shares of the Company’s Common Stock on May 26, 2005 at his election to become Chairman of the Board of Directors of the Company; and (iii) to purchase 15,000 shares of the Company’s Common Stock on June 16, 2005 automatically granted to each non-employee Director of the Company under the 2003 Stock-Based Incentive Compensation Plan.
(4)	Mr. Peacock resigned his employment with us as President and Chief Executive Officer in August 2005.
(5)	Consists of (i) matching 401(k) plan contributions by us of $4,200; (ii) reimbursement of car expenses by us of $2,818; and (iii) vacation pay out of $82,974.

(6)	Consists of (i) matching 401(k) plan contributions by us of $4,100; and (ii) reimbursement of car expenses by us of $6,275.
(7)	Consists of matching 401(k) plan contributions by us.
(8)	Dr. Barrett commenced employment with us in August 2004.
(9)	Consists of (i) reimbursement by us of relocation expenses of $28,892, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; (ii) reimbursement by us of $4,273 for temporary living expense; (iii) reimbursement by us of $19,127 for mortgage expense; and (iv) matching 401(k) plan contributions by us of $4,200.
(10)	Includes a sign on bonus in the amount of $50,000.
(11)	Consists of (i) reimbursement by us of temporary living expenses of $10,644, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; and (ii) matching 401(k) plan contributions by us of $2,022.
(12)	Mr. Graham commenced employment with us in April 2005.
(13)	Includes a sign on bonus in the amount of $25,000.
(14)	Consists of reimbursement by us of relocation expenses, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement.
(15)	Includes options to purchase 10,000 shares of Common Stock of the Company granted to Mr. Graham on January 6, 2006 which vested immediately upon grant in lieu of $49,000 guaranteed annual bonus.
(16)	Consists of (i) reimbursement by us of temporary living expenses of $29,445, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; (ii) payment by us of life insurance premiums of $5,569, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; and (iii) matching 401(k) plan contributions by us of $4,200.
(17)	Consists of (i) reimbursement by us of temporary living expenses of $14,936, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; (ii) payment by us of life insurance premiums of $5,895, including payment by us for reimbursement of certain tax obligations with respect to such reimbursement; and (iii) matching 401(k) plan contributions by us of $4,100.
(18)	Consists of (i) payment of life insurance premiums of $5,874 including certain tax obligations with respect to such payment of life insurance premiums; and (ii) matching 401(k) plan contributions by us of $4,000.

Employee Agreements

In April 2002, we entered into an at will employment agreement with Mr. Peacock. The employment agreement provided that Mr. Peacock would serve as our President and Chief Executive Officer and a member of our Board of Directors. Pursuant to the terms of the employment agreement, Mr. Peacock was entitled to receive an annual base salary of $350,000, which could be increased (but not decreased) annually by the Board of Directors. To the extent his base salary was increased, such increased base salary would be Mr. Peacock’s base salary amount for all purposes under his employment agreement. Mr. Peacock was also eligible to participate in all benefit programs maintained by us that might be provided to our senior executives from time to time. The employment agreement provided that Mr. Peacock would be eligible for a maximum annual cash bonus equal to 50% of his then current base salary for the applicable calendar year, based upon the achievement of pre-determined and objective performance goals mutually agreeable to him and our Board of Directors. Pursuant to the employment agreement, we granted Mr. Peacock options to purchase 740,000 shares of our Common Stock at an exercise price per share equal to $14.81. One hundred thirty-five thousand of such options vested on May 6, 2003, and 405,000 of such options were to vest monthly over the succeeding three years at a rate of 1/36 per month beginning on June 6, 2003. One hundred thousand of such options vested on the date that the U.S. Food and Drug Administration accepted for filing our New Drug Application for Entereg® for the treatment of post-operative ileus. An additional 100,000 of such options were to vest on May 6, 2008 if Mr. Peacock were still employed by us, provided that the acceleration of the vesting of the remaining 100,000 options would occur on the date immediately following the product launch of our first product and when aggregate product sales for any previous four quarters exceeded the sum of $50,000,000. Pursuant to the employment agreement, we also granted Mr. Peacock 5,000 shares of our Common Stock on May 6, 2002.

Mr. Peacock’s employment agreement provided that, except as set forth below, if his employment was terminated at any time (i) by him for good reason (as defined in the employment agreement), or (ii) by us without cause (as defined in the employment agreement), he would be entitled to receive (a) in twelve monthly installments a payment in gross amount equal to one times the sum of (i) his base salary and (ii) the bonus amount paid to him for his performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) continued vesting of all equity interests in the Company (except for any of the unvested portion of the 200,000 option grant referred to above and as otherwise might have been provided for in future option awards) during the period of one year following the date of termination, and (e) any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

Mr. Peacock’s employment agreement provided that if his employment was terminated at any time during the 90 days before or the first twelve months following a change in control of us (i) by him for good reason, or (ii) by us without cause, he would be entitled to receive (a) in 24 monthly installments a payment in gross amount equal to two times the sum of (i) his base salary and (ii) the bonus amount paid to him for his performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of two years following the date of termination, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) accelerated vesting of 100% of all equity interests (except for any of the unvested portion of the 200,000 grant referred to above and as otherwise may be provided for in future option awards) in the Company during the period of two years following the date of termination, and (e) any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

Mr. Peacock’s employment agreement provided that in the event his employment was terminated (i) by him voluntarily without good reason, or (ii) by us for cause, he would only be entitled to receive (a) his base salary through the date of such termination, (b) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, and (c) any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive or welfare benefit plans. Pursuant to Mr. Peacock’s employment agreement, if his employment was terminated due to his death, his estate would be entitled to receive (a) base salary continuation through the end of the month in which his death occurred, (b) a pro-rated bonus payment for the year of death equal to the bonus amount paid to him for his performance during the immediately preceding calendar year multiplied by a fraction, the numerator of which would be the number of days from and including January 1 of such year through the date of his death and the denominator of which would be 365, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of death or such termination, and (d) any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive or welfare benefit plans. In the event Mr. Peacock’s employment was terminated by us due to disability, he would be entitled to receive (a) base salary continuation until his benefits under our long-term disability plan commenced, (b) a pro-rated bonus payment for the year in which such termination occurred equal to the bonus amount paid to him for his performance during the immediately preceding calendar year multiplied by a fraction, the numerator of which would be the number of days from and including January 1 of such year through the date of such termination and the denominator of which would be 365, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of such termination, and (d) any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

Mr. Peacock resigned his employment with us as President and Chief Executive Officer in August 2005. Pursuant to his employment agreement, he was entitled to and did receive his base salary through the date of termination, payment of any unpaid expense reimbursements, deferred compensation and unused vacation days through his date of termination, and any other payments and/or benefits which he was entitled to receive under the terms and provisions of any of our employee pension, incentive or welfare benefit plans.

On August 1, 2005, the Company entered into an agreement with David Madden, the current Chairman of the Board of Directors, whereby, effective August 8, 2005, Mr. Madden will serve as Interim President and Chief Executive Officer for a term of up to one year pursuant to the terms of a Letter Agreement dated August 1, 2005 (the “Letter Agreement”) between the Company and Mr. Madden. Pursuant to the Letter Agreement, Mr. Madden will not be paid an annual salary but will be eligible to participate in the Company’s employee benefit programs. Mr. Madden received options to purchase 300,000 shares of the Company’s Common Stock (the “Options”) granted to Mr. Madden on August 8, 2005. The Options shall vest on the first anniversary of their grant date; provided however that the acceleration of vesting of the Options shall occur on the earlier of the following dates: (i) the date that a successor president and chief executive officer is named by the Board; (ii) the date that Mr. Madden’s employment as Interim President and Chief Executive Officer of the Company is terminated by the

Board of Directors without cause (as defined in the Letter Agreement); or (iii) the date that Mr. Madden resigns as Interim President and Chief Executive Officer of the Company with good reason (as defined in the Letter Agreement). In the event of a termination resulting from inability to serve as Interim President and Chief Executive Officer of the Company as a result of death or disability, the Options will vest ratably up to the date of such termination. To the extent permitted, the Options will be Incentive Stock Options and will be issued under the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan and any amount not permitted to be issued under such plan will be issued under the Company’s Amended and Restated 1994 Equity Compensation Plan. Under the terms of the Letter Agreement, the Company will reimburse Mr. Madden’s travel and temporary living expenses (grossed up for tax effect) as well as additional expense reimbursement in accordance with the Company’s then current policies governing expense reimbursement for out-of-pocket costs incurred in the performance of Mr. Madden’s duties.

In January 2001, we entered into an at will employment agreement with Dr. Jackson in which we granted him options to purchase 50,000 shares of our Common Stock at an exercise price of $21.25 per share and 30,000 shares of our Common Stock at an exercise price of $16.25 per share. We provide Dr. Jackson with term life insurance equal to $1,000,000. If we terminate Dr. Jackson without cause, we (or our successor) are obligated to pay Dr. Jackson the equivalent of one year’s annual salary. In addition, the Company has agreed to reimburse certain of Dr. Jackson’s travel and living expenses which we estimate will be approximately $65,000 (after tax gross up) in 2006. Under our Incentive Compensation Plan, our Board of Directors has designated for Dr. Jackson a specific bonus target of 50% of his base salary to be paid upon approval of Entereg®.

In November 2002, we entered into an at will employment agreement with Mr. Dougherty, in connection with which we granted him options to purchase 100,000 shares of our Common Stock at an exercise price of $14.55 per share. Pursuant to the terms of the employment agreement, Mr. Dougherty is entitled to receive an annual base salary of $277,500, which may be increased (but not decreased) annually by the Board of Directors. To the extent his base salary is increased, such increased base salary will be Mr. Dougherty’s base salary amount for all purposes under his employment agreement. Mr. Dougherty is also eligible to participate in all benefit programs maintained by us that may be provided to our senior executives from time to time. In January 2004, we amended Mr. Dougherty’s agreement. Mr. Dougherty’s amended agreement provides that if his employment is terminated at any time (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause, or if a change in control occurs and his employment is terminated at any time during the 90 days before or the first twelve months following such change in control (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause he will be entitled to receive from us (a) in twelve monthly installments a payment in gross amount equal to the sum of (1) his base salary and (2) the bonus amount paid to him for his performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination at our sole expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) the ability to exercise all equity interests in us that have vested up through the date of termination during the period of one year following the date of termination, and (e) any other payments and/or benefits which he is entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

In June 2004, we entered into an at will employment agreement with Dr. Barrett. Pursuant to the terms of his employment agreement, we granted Dr. Barrett options to purchase 100,000 shares of our Common Stock at an exercise price of $10.65 per share on the date on which he began working for us in August 2004. Dr. Barrett’s employment agreement provides that Dr. Barrett will serve as our Chief Scientific Officer and President, Research. Pursuant to the terms of the employment agreement, Dr. Barrett is entitled to receive an annual base salary of $328,500. Dr. Barrett is also eligible to participate in our employee benefit programs and is eligible for a target cash bonus equal to 30% of his base salary, based upon the achievement of pre-determined and objective performance goals determined by our Board of Directors. We paid Dr. Barrett a sign on bonus of $50,000. Dr. Barrett’s employment agreement provides that if his employment is terminated at any time (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause, or if a change in control occurs and his employment is terminated at any time during the 90 days before or the first twelve months following such change in control (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause, he will be entitled to receive from us (a) in twelve monthly installments a payment in gross amount equal to the sum of (1) his base salary and (2) the bonus amount paid to him for his performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination at our sole expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) the ability to exercise all equity interests in us that have vested up through the date of termination during the period of one year following the date of termination, and (e) any other payments and/or benefits which he is entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

In April 2005, we entered into an at will employment agreement with Mr. Roger D. Graham, Jr. The employment agreement provides that Mr. Graham will serve as our Senior Vice President, Sales and Marketing. Pursuant to the terms of the employment agreement, Mr. Graham is entitled to receive an annual base salary of $330,000. Mr. Graham was guaranteed a minimum bonus of 30% of his base salary not prorated for 2005. The Company and Mr. Graham agreed that in lieu of $49,000 of this guaranteed bonus, Mr. Graham would receive options to purchase 10,000 shares of Adolor Common stock which was priced at an exercise price of $14.71 per share. These options vested immediately upon grant. Mr. Graham is eligible to participate in our employee benefit programs and is eligible for an annual bonus target of 30% based on performance against individual objectives and the achievement of company milestones. We paid Mr. Graham a sign on bonus of $25,000. On April 18, 2005, we granted Mr. Graham options to purchase 125,000 shares of Adolor Common Stock at an exercise price per share equal to $9.93. These options vest in equal monthly amounts over a four year period beginning on April 18, 2005. Mr. Graham’s employment agreement provides that if his employment is terminated at any time (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause, or if a change in control occurs and his employment is terminated at any time during the 90 days before or the first twelve months following such change in control (i) by him for good reason following 15 days prior written notice to us, or (ii) by us without cause, he will be entitled to receive from us (a) in twelve monthly installments a payment in gross amount equal to the sum of (1) his base salary and (2) the bonus amount paid to him for his performance during the immediately preceding calendar year, (b) continuation of similar benefits in effect as of the date of termination for a period of one year following the date of termination at our sole expense, (c) immediate payment of any unpaid expense reimbursements, deferred compensation and unused accrued vacation days through the date of termination, (d) the ability to exercise all equity interests in us that have vested up through the date of termination during the period of one year following the date of termination, and (e) any other payments and/or benefits which he is entitled to receive under the terms and provisions of any of our employee pension, incentive, or welfare benefit plans.

Stock Options

The following table sets forth information regarding stock options granted during the fiscal year 2005 to our named executive officers below:

Option Grants During the Year Ended December 31, 2005

Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in 2005	Exercise Price per Share (6)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (7)
						5%	10%
David M. Madden	300,000	(1)	17.42%	$9.04	8/8/2015	$1,705,562	$4,322,230
	200,000	(2)	11.61%	$9.57	5/26/2015	$1,203,704	$3,050,423
	15,000	(3)	0.87%	$8.94	6/16/2015	$84,335	$213,721
Bruce A. Peacock	100,000	(4)(5)	5.81%	$9.78	1/6/2015	$615,059	$1,558,680
James E. Barrett	25,000	(4)	1.45%	$9.78	1/6/2015	$153,765	$389,670
Michael R. Dougherty	65,000	(4)	3.77%	$9.78	1/6/2015	$399,788	$1,013,142
Roger D. Graham, Jr.	125,000	(4)	7.26%	$9.93	4/18/2015	$780,615	$1,978,233
David Jackson	—		—	$—	—	$—	$—

(1)	This stock option was granted to Mr. Madden on August 8, 2005 upon his election as Interim President and Chief Executive Officer. The options vest on the first anniversary of their grant date; provided that acceleration of vesting of the options shall occur on the earlier of the following dates: (i) the date a successor president and CEO is named by the Board; (ii) the date that Mr. Madden’s employment as Interim President and CEO of the Company is terminated by the Board of Directors without cause (as defined in his Letter Agreement); or (iii) the date that Mr. Madden resigns as Interim President and CEO of the Company with good reason (as defined in his Letter Agreement). The options expire ten years from the date of grant.
(2)	This stock option was granted to Mr. Madden on May 26, 2005 on his election as Chairman of the Board of Directors. The options vest in full on the first anniversary of the grant date. The options expire ten years from the date of grant.
(3)	This stock option was granted to Mr. Madden automatically under the 2003 Plan on June 16, 2005. The options vest on the first anniversary of the date of grant. The options expire ten years from the date of grant.

(4)	Stock options granted to the executive officers were granted under the 2003 Stock-Based Incentive Compensation Plan (the “2003 Plan”) or the Amended and Restated 1994 Equity Compensation Plan (the “1994 Plan”) and vest over four years at the rate of 1/48th of the shares subject to the option per month. Options expire ten years from the date of grant.
(5)	Mr. Peacock resigned as the Company’s President and CEO in August 2005, as a result of which 92,709 of these options which were unvested at the time of his resignation were cancelled and, notwithstanding the potential realizable value listed in the chart, have no potential realizable value.
(6)	All stock options were granted at an exercise price equal to the fair market value of our Common Stock on the date of the grant.
(7)	These amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

The following table sets forth information regarding 2005 fiscal year-end option values for each of the executive officers named below:

Year-End December 31, 2005 Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End			Value of Unexercised In-the- Money Options at Fiscal Year-End (1) ($)
			Vested	Unvested		Vested	Unvested
David Madden	—	—	54,000	515,000		$36,660	$2,758,900
Bruce A. Peacock	—	—	121,874	—	(2)	$229,393	$—	(2)
James E. Barrett	—	—	39,062	85,938		$159,279	$356,221
Michael R. Dougherty	—	—	130,414	109,586		$80,933	$244,617
Roger D. Graham, Jr.	—	—	20,833	104,167		$97,290	$486,460
David Jackson	—	—	208,928	46,116		$135,573	$19,817

(1)	These year-end values represent the difference between the fair market value of the Common Stock subject to the options (based on the closing price per share of our Common Stock on the Nasdaq National Market on December 31, 2005) and the exercise price per share of the options.
(2)	Mr. Peacock resigned as President and CEO in August 2005 at which time all of Mr. Peacock’s unvested options expired.

OTHER FORMS OF COMPENSATION

2005 Equity Compensation Plan Information

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	4,350,774	$13.00	1,680,129

(1)	Consists of options available for grant by us under the Amended and Restated 1994 Equity Compensation Plan (the “1994 Plan”) and the 2003 Plan. For a description of the 1994 Plan and the 2003 Plan, see “Description of Compensation Plans” on pages 26 and 27 of this proxy statement.

Description of Compensation Plans

Amended and Restated 1994 Equity Compensation Plan

We adopted the Amended and Restated 1994 Equity Compensation Plan, which has subsequently been amended. Under the plan, we are authorized to grant options to eligible individuals for up to a total of 5,350,000 shares of our Common Stock. The plan authorizes us to grant either options intended to constitute incentive stock options under the Code, or non-qualified stock options. Under the plan, the Compensation Committee of the Board of Directors or the Board of Directors or, with respect to eligible individuals who are not subject to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, a secondary committee established by our Board of Directors, will determine the exercise price of each option granted, provided that the minimum exercise price is equal to the fair market value of the underlying stock on the date the option is granted. The maximum term of any option will be ten years from the date of grant. Options granted will be exercisable at the determination of the Compensation Committee of the Board of Directors or the Board of Directors, and the options will vest according to the vesting schedule which shall be determined by the Board of Directors or the Compensation Committee. Within any one-year period, an employee may not receive options to purchase more than 200,000 shares of our Common Stock under the Amended and Restated 1994 Equity Compensation Plan.

Eligibility. Officers and other employees of ours, non-employee members of the Board of Directors, and consultants are eligible to participate in the plan and receive non-qualified stock options. Under the plan, only our officers and other employees are eligible to receive incentive stock options.

Change in Control. The plan includes the following change in control provisions regarding accelerated vesting of outstanding option grants and stock issuances:

In a merger or consolidation, sale of all or substantially all assets, sale of all or a majority of the outstanding stock, liquidation or dissolution or any similar transactions, unless otherwise provided in an optionee’s grant letter, the vesting and exercisability of all options that are outstanding and unexercised (or exercised prior to vesting) as of such change of control, to the extent unvested, will be accelerated such that all outstanding options are fully vested and exercisable, and, if we do not survive any such transaction we will, if we do not cash-out all outstanding options, require the successor corporation to assume all outstanding options and to substitute such options with awards involving the common stock of such successor corporation on terms and conditions necessary to preserve the rights of optionees with respect to such options. The Compensation Committee or the Board of Directors, in its sole discretion, may require the cancellation of all outstanding vested options in exchange for a cash payment in an amount equal to the excess, if any, of the fair market value of the common stock underlying the unexercised portion of the option as of the date of the change of control over the aggregate exercise price of such portion.

2003 Stock-Based Incentive Compensation Plan

At our 2003 Annual Meeting, we adopted the 2003 Plan. Under the 2003 Plan, we are authorized to issue up to 3,500,000 shares of Common Stock. If the stockholders approve the proposed amendments to the 2003 Plan at the Annual Meeting of Stockholders, we will be authorized to issue up to 6,000,000 shares of Common Stock under the 2003 Plan. The 2003 Plan authorizes us to grant restricted stock, deferred stock or options. Unless earlier terminated by the Board of Directors, the 2003 Plan will terminate on February 26, 2013. The Compensation Committee of the Board of Directors, or a secondary committee selected by the Board of Directors that is composed of one or more directors or officers of the Company, will have the authority to establish the terms and conditions of awards and to grant awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the Exchange Act or section 162(m) of the Code. The maximum number of shares subject to options that may be granted to any one individual under the 2003 Plan may not exceed 500,000 shares of Common Stock during any calendar year. If the stockholders approve the proposed amendments to the 2003 Plan at the Annual Meeting of Stockholders, the maximum number of shares subject to options that may be granted to any one individual in any calendar year under the 2003 Plan may not exceed 750,000 shares.

Eligibility. Officers and other employees of ours, non-employee members of the Board of Directors, and consultants are eligible to participate in the plan.

Options. The specific terms and conditions of each option shall be set forth in a written option agreement, which shall comply with the 2003 Plan. The Compensation Committee will establish the time and the manner in which an option may be exercised and has a right to amend the terms of option agreements in certain circumstances. The price per share at which Common Stock may be purchased upon exercise of an option will be determined by the Compensation Committee, but, in the case of incentive stock options, shall be not less than the fair market value (as such term is defined in the 2003 Plan) of a share of Common Stock on the date of grant. In the case of any incentive stock option granted to a ten percent stockholder, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The option price for non-qualified options may be less than the fair market value of a share of Common Stock on the date of grant.

Deferred Stock. In a deferred stock award, we will deliver, subject to certain conditions which could include achievement of performance goals determined by the Compensation Committee, a fixed number of shares of Common Stock to the participant at the end of a specified deferral period or periods. During the deferral period(s), the participant has no rights as a stockholder with respect to any such shares. Amounts equal to any dividends declared during the deferral period with respect to such deferred stock will either be paid to the participant, reinvested in additional shares of deferred stock or otherwise reinvested, as determined by the Compensation Committee at the time of the award. Shares of Common Stock awarded pursuant to a deferred stock award shall be issued and delivered at the end of a deferral period as specified in the deferred stock agreement evidencing such award.

Restricted Stock. In a restricted stock award, the Compensation Committee grants to a participant shares of Common Stock that are subject to certain restrictions, including vesting of such stock upon rendering of additional service or the happening of certain events, including the achievement of certain performance goals determined by the Compensation Committee. During the restriction period, holders of restricted stock have the right to receive dividends from and to vote the shares of restricted stock. Generally, certificates representing shares of Common Stock awarded pursuant to a restricted stock award will be issued to the participant and deposited by the participant with the Company to be held in escrow during the restriction period. The Compensation Committee may modify or accelerate the delivery of shares of restricted stock.

Change in Control. Upon a change in control of the Company (as defined in the 2003 Plan), the Compensation Committee shall fully vest all awards made under the 2003 Plan. In addition, upon a change in control of the Company, the Compensation Committee may, at its discretion (i) cancel any outstanding awards in exchange for a cash payment of an amount equal to the difference between the then fair market value of the award less the option or base price of the award, (ii) after having given the award holder a chance to exercise any outstanding options, terminate any or all of the award holder’s unexercised options, or (iii) where we are not the surviving corporation, cause the surviving corporation to assume or replace all outstanding awards with comparable awards.

401(k) Savings Plan. In 1995, we adopted a 401(k) Savings Plan (the 401(k) Plan) available to all employees meeting certain eligibility criteria. The 401(k) Plan permits participants to make salary deferral contributions not to exceed the limits established by the Internal Revenue Code. We match 50% of an employee’s contributions to the 401(k) Plan up to a maximum contribution for such match equal to 50% of 4% of such employee’s annual salary, up to a maximum salary amount. All contributions made by a participant vest immediately and matching contributions by the Company vest over a 4-year period. We were not required to make, and did not make, any contributions to the 401(k) Plan in 2000 and 2001. In 2003, 2004 and 2005, we made matching contributions under the 401(k) Plan, which totaled, $174,000, $225,000, and $278,000 respectively. Our Common Stock is not and has never been an investment option for 401(k) Plan participants.

Executive Severance Pay Program

In August 2002, we adopted the Adolor Corporation Executive Severance Pay Program (the Severance Pay Program). The Severance Pay Program is intended to provide temporary income replacement and other benefits to certain individuals whose employment with us is terminated. Each of our employees who has a title of Vice President or higher on his or her termination date may be eligible to receive benefits under the Severance Pay Program.

Under the Severance Pay Program, we are required to provide a severance benefit of up to 12 months base salary and medical and dental benefits to eligible employees whose employment is (i) terminated by us or (ii) within six months of a change of control of the Company either terminated by us or terminated with good reason by the employee. An employee will not be eligible for severance benefits under the Severance Pay Program if the committee appointed by the Board of Directors to administer the Severance Pay Program determines that the employee (i) was terminated for cause, (ii) failed to execute a separation agreement or (iii) failed to comply with any applicable agreement not to compete with us. Eligible employees will also be able to receive severance benefits under the Severance Pay Program if they die while receiving benefits under the Severance Pay Program. We reserve the right to amend or terminate the Severance Pay Program at any time.

2005 Incentive Compensation Plan

On January 6, 2005, we adopted the Adolor Corporation Incentive Compensation Plan (the 2005 Plan). Under the 2005 Plan specific corporate objectives for the Company were set by the Board of Directors. Performance against the objectives was used to determine the amount of cash bonuses that were paid to the Company’s employees, including each of the Company’s executive officers, for 2005. In January 2006, the Board of Directors of the Company set specific corporate objectives for 2006 under the 2005 Plan. The specific corporate objectives include securing certain regulatory approvals and generating sales of product, advancing product candidates through development, building the Company’s product portfolio and other operating targets, which the Company does not publish because doing so would disclose confidential business information. The Compensation Committee of the Board of Directors designated a specific target for 2006 for Dr. Jackson of 50%, upon approval of Entereg®.

STOCK PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG ADOLOR CORPORATION,

THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ BIOTECHNOLOGY INDEX

The following graph presents a comparison of our stock performance with that of the NASDAQ National Market (U.S.) Index and the NASDAQ Biotechnology Index from December 31, 2000, through December 31, 2005.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND DIRECTORS AND OFFICERS

The following table sets forth information as of March 20, 2006, with respect to shares of Common Stock beneficially owned by (i) each person or group that is known to us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. Unless otherwise specified, all shares are directly held.

5% Beneficial Owners, Directors, Named Officers (1)	Number of Shares Beneficially Owned	Percent of Shares Outstanding(2)
HBK Investments L.P. (3) 300 Crescent Court, Suite 700 Dallas, TX 75201	3,735,119	8.26%
Ziff Asset Management, L.P. (4) 283 Greenwich Avenue Greenwich, CT 06830	3,716,300	8.22%
Steven A. Cohen (5) 72 Cummings Point Road Stamford, CT 06902	3,413,305	7.55%
Franklin Resources, Inc. (6) One Franklin Parkway San Mateo, CA 94403	2,848,081	6.30%
OZ Management, L.L.C. (7) 9 West 57th Street, 39th Floor New York, NY 10119	2,504,484	5.54%
Entities Affiliated with Barclays Global Investors NA (8) 45 Fremont Street San Francisco, CA 94105	2,372,665	5.25%
Robert T. Nelsen (9) c/o Arch Venture Fund III, L.P. 8725 West Higgins Rd., Suite 290 Chicago, IL 60631	1,260,204	2.78%
David M. Madden (10)(11)	254,000	*
James E. Barrett (10)	58,331	*
Michael R. Dougherty (10)	164,329	*
Roger D. Graham, Jr. (10)	46,353	*
David Jackson (10)	223,670	*
Martha E. Manning (10)	155,371	*
Thomas Hess (10)	6,457	*
Armando Anido (10)	25,000	*
Paul Goddard (10)	87,000	*
George V. Hager, Jr. (10)	25,000	*
Claude H. Nash (10)	79,000	*
Donald Nickelson (10)	35,000	*
All directors and executive officers as a group (13 persons)	2,419,715	5.24%

*	Represents less than 1%
(1)	This table is based upon information supplied by officers, directors and principal stockholders, including, in particular, reports filed on Schedule 13G, Form 4 and Form 5 with the Securities and Exchange Commission.
(2)	Based on 45,227,895 shares of Common Stock outstanding on March 20, 2006. Shares of common stock subject to stock options and warrants currently exercisable, or exercisable within 60 days, are deemed beneficially owned by the person holding such options and warrants. The percent of the outstanding shares of our common stock for any person or group who beneficially owned any shares pursuant to options which are exercisable within 60 days of March 20, 2006, is calculated assuming all such options have been exercised in full and adding the number of shares subject to such options to the total number of shares issued and outstanding on March 20, 2006 for such individual.

(3)	Represents shares of which HBK Investments L.P. (“HBK Investments”) has sole voting and dispositive power pursuant to an Investment Management Agreement with HBK Master Fund L.P. (the “HBK Fund”). The HBK Fund has no beneficial ownership of such shares. HBK Investments’ power is exercised by its general partner, HBK Partners II L.P., whose general partner is HBK Management L.L.C.
(4)	Ziff Asset Management, L.P. is the owner of record of these shares. Philip B. Korsant, PBK Holdings, Inc. and ZBI Equities, L.L.C. share voting and dispositive power over these shares with Ziff Asset Management, L.P.
(5)	Mr. Cohen, S.A.C. Capital Advisors, LLC (“SAC Capital Advisors”), S.A.C. Capital Management, LLC (“SAC Capital Management”) and Sigma Capital Management, LLC (“Sigma Capital Management”) own directly no shares of Common Stock. Pursuant to investment agreements, each of SAC Capital Advisors and SAC Capital Management share all investment and voting power with respect to the securities held by S.A.C. Capital Associates, LLC and S.A.C. MultiQuant, LLC. Pursuant to an investment management agreement, Sigma Capital Management maintains investment and voting power with respect to securities held by Sigma Capital Associates, LLC (“Sigma Capital Associates”). Mr. Cohen controls each of SAC Capital Advisors, SAC Capital Management and Sigma Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen may be deemed to own beneficially 916,000 shares of Common Stock, and each of Sigma Capital Management and Mr. Cohen may be deemed to own beneficially 2,497,305 shares of Common Stock. Each of SAC Capital Advisors, SAC Capital Management, Sigma Capital Management and Mr. Cohen disclaim beneficial ownership of any of these shares. The address of SAC Capital Advisors and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of SAC Capital Management and Sigma Capital Management is 540 Madison Avenue, New York, NY 10022. The address of Sigma Capital Associates is P.O. Box 58, Victoria House, The Valley, Anguilla, British West Indies.
(6)	Represents shares owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of Franklin Resources, Inc. (“FRI”). Includes 2,749,200 shares beneficially owned by Franklin Advisers, Inc., 53,581 shares beneficially owned by Franklin Templeton Portfolio Advisors, Inc. and 45,300 shares beneficially owned by Templeton Asset Management Ltd. Charles B. Johnson and Rupert H. Johnson, Jr. (the “Principal Shareholders”) each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI, Franklin Advisers, Inc., Franklin Templeton Portfolio Advisors, Inc., Templeton Asset Management Ltd. and the Principal Shareholders disclaim any economic interest or beneficial ownership in any of these shares.
(7)	Represents shares held by certain investment funds and discretionary accounts managed by OZ Management, L.L.C., a Delaware limited liability company (“OZ”). Daniel S. Och is the Senior Managing Member of OZ. The address of OZ is 9 West 57th Street, 39th Floor New York, NY 10019. Includes 2,381,717 shares beneficially owned by OZ Master Fund, Ltd., a Cayman Islands company (OZMD”). The address of OZMD is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896, G.T. Harbour Centre, Second Floor, North Church Street, George Town, Grand Cayman, Cayman Islands.
(8)	Reflects shares being held in trust accounts for the economic benefit of the beneficiaries of those accounts. Includes 1,568,203 shares beneficially owned by Barclays Global Investors NA and 804,462 shares beneficially owned by Barclays Global Fund Advisors. The address of Barclays Global Investors NA and Barclays Global Fund Advisors is 45 Fremont Street, San Francisco, CA 94105.

(9)	Includes (i) 402,874 shares owned by ARCH Venture Fund II, L.P., (ii) 784,657 shares owned by ARCH Venture Fund III, L.P., (iii) 18,673 shares owned by Mr. Nelsen and (iv) outstanding options to purchase 54,000 shares of Common Stock which are exercisable within 60 days of March 20, 2006. Mr. Nelsen is a managing director of ARCH Venture Partners, LLC, which is the general partner of ARCH Venture Fund III, L.P. Mr. Nelsen is a managing director of ARCH Venture Corporation, which is the general partner of ARCH Venture Partners, L.P., which is the general partner of ARCH Management Partners II, L.P., the general partner of ARCH Venture Fund II, L.P. and ARCH II Parallel Fund. Mr. Nelsen has shared investment control of the shares listed in clauses (i) and (ii) and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and this report shall not be deemed an admission that Mr. Nelsen is the beneficial owner of such shares of Common Stock.
(10)	Common Stock and the percent of class listed as being beneficially owned include outstanding options to purchase Common Stock which are exercisable within 60 days of March 20, 2006, as follows: Mr. Madden, 54,000 shares; Dr. Barrett, 58,331 shares; Mr. Dougherty, 163,329 shares; Mr. Graham, 46,353 shares, Dr. Jackson, 222,842 shares, Ms. Manning, 154,371 shares; Mr. Hess, 6,457 shares, Mr. Anido, 25,000 shares; Dr. Goddard, 62,000 shares; Mr. Hager, 25,000 shares; Dr. Nash, 79,000 shares; and Mr. Nickelson, 25,000 shares.
(11)	Includes 20,000 shares owned by the Madden 2002 Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Madden, our Interim President, Chief Executive Officer and a Director of ours and, until May 2005, Chairman of the Audit Committee of our Board of Directors, was a director of Royalty Pharma AG, a private investment management firm specializing in the acquisition of royalty interests in pharmaceutical products, until March, 2004, and is currently a limited partner in an entity formed to hold trust certificates in Royalty Pharma AG’s successor. We license from Eli Lilly and Company, through an assignment from Roberts Laboratories Inc., the compound that is the basis of our lead product candidate, Entereg®. Under that license agreement, we are required to pay certain royalties to Eli Lilly based on product sales. In March 2002, Eli Lilly sold the right to receive a portion of those royalties to Royalty Pharma.

In July 2003, we entered into a consulting agreement with Dr. Goddard, one of our directors, whereby he provided strategic business advice and related assistance to our Chief Executive Officer and management team in the role of an advisor. The consulting arrangement with Dr. Goddard terminated in July 2005. Pursuant to the terms of the consulting agreement as amended, Dr. Goddard received compensation of $8,500 per quarter and was granted options exercisable for 8,000 shares of our Common Stock under the 2003 Plan at fair market value.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. Based solely on a review of reports filed by us on these individuals’ behalf and written representations from them that no other reports were required, all of the Section 16(a) filing requirements with respect to fiscal year 2005 were made on a timely basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors reviews and determines compensation arrangements for our Chief Executive Officer and our other executive officers and administers our equity compensation plans. The Compensation Committee is composed entirely of the following three independent directors: Dr. Nash and Messrs. Anido and Nelsen.

OTHER BUSINESS

We are not aware of any other matters that will be presented for stockholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.

By Order of the Board of Directors,

Martha E. Manning
Secretary

March 29, 2006

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

ADOLOR CORPORATION

AUDIT COMMITTEE CHARTER

I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in monitoring: (i) the integrity of the financial statements of the Corporation; (ii) the Corporation’s compliance with legal and regulatory requirements related to the financial statements, including the Corporation’s systems of internal controls regarding finance, accounting, legal compliance and ethics that have been established relating to such financial statements; and (iii) the independence and performance of the Corporation’s internal, if any, and external auditors. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

A.	Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal controls systems;

B.	Appoint, compensate and oversee the work of the Corporation’s independent accountants (including resolution of disagreements between the Corporation’s management and the Corporation’s independent accountants regarding financial reporting);

C.	Review[1] and appraise the independence and audit efforts of the Corporation’s independent accountants; and

D.	Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

In the exercise of its monitoring responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain the responsibility of management and the Corporation’s independent accountants. Nothing contained in this Charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee under the Delaware General Corporation Law to rely, in discharging their responsibilities, on the records of the Corporation and on other information presented to the Committee, Board or the Corporation by its officers or employees or by outside experts.

[1]	Auditing literature, particularly, Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent accountants. The members of the Audit Committee are not independent accountants, and the term “review” as used in this Audit Committee Charter is not intended to have this meaning. Consistent with footnote 47 of SEC Release No. 34-42266, any use in this Audit Committee Charter of the term “review” should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of interim financial statements.

II. COMPOSITION

The Committee shall consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall satisfy the independence, financial literacy and other requirements of all applicable rules and regulations of the Securities and Exchange Commission and Nasdaq Stock Market or other appropriate governing body. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement or must be able to do so within a reasonable period of time after his or her appointment to the Committee. The Chair shall have accounting or related financial management expertise.

Determination of the true, actual and effective independence of any Committee member that has or had some relationship with the Corporation, will be made by the Board of Directors with weight given to both prudent principles and “appearances.” If permitted by the rules and requirements of the Securities and Exchange Commission and the Nasdaq Stock Market or other applicable rules or regulations, and if the Board of Directors determines that it is in the best interests of the Corporation and the stockholders that an interested director is appointed to the Committee, the Board of Directors, under these exceptional and limited circumstances, may appoint this interested director, as an additional director.

The Committee shall be designated and its membership appointed in accordance with and subject to the Corporation’s Bylaws.

III. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least quarterly with management, the director of the internal auditing department, if any, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its chair should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with its responsibilities and duties.

The Committee shall report to the Board of Directors at each regularly scheduled Board meeting on significant results of its activities.

The Committee shall have the authority to establish its own rules and procedures consistent with the Bylaws of the Corporation for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so. The Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee has the authority to retain at the Company’s expense, independent legal counsel and other advisors it determines necessary to carry out its duties. In addition, the Audit Committee has the authority to conduct any investigation it deems necessary in fulfilling its duties and responsibilities.

IV. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1. Review the Corporation’s annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements.

2. Review the regular internal reports to management prepared by the internal auditing department, if any, and management’s response.

3. Review with management and the independent accountants the Corporation’s quarterly and annual financial statements prior to filing of its Form 10-Q or Form 10-K, as applicable, or prior to the release of earnings.

Independent Accountants

4. Appoint the independent accountants, considering independence and effectiveness, and preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent accountants, subject to any de minimus exception allowed by law, and approve the fees and other compensation to be paid to the independent accountants.

5. Periodically, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation which might affect their independence. In connection with this review, the independent auditors shall provide the Committee with a written statement delineating all relationships between the auditors and the Corporation.

6. Review the performance of the independent accountants with both management and the independent accountants and discharge the independent accountants when circumstances warrant.

7. Subject to the overall direction of the Committee, the internal audit function will be managed on a day-to-day operational basis by the Chief Financial Officer.

8. Periodically meet with the independent accountants separately and privately to hear their views on the Corporation’s internal controls and the qualitative aspects of the Corporation’s financial reporting, including the quality and consistency of both accounting policies and the underlying judgments.

Financial Reporting Process

9. Review with financial management and the independent accountants the quality and consistency, not just the acceptability, of the judgments and appropriateness of the accounting principles and financial disclosure practices used by the Corporation. This discussion shall cover the degree of aggressiveness or conservatism of both the accounting principles employed and the underlying judgments.

10. Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices after considering the advice of the independent accountants and management.

Process Improvement

11. Following completion of the annual audit, review separately with each of management and the independent accountants and the internal auditing department, if any, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12. Review any significant disagreement among management and the independent accountants or the internal auditing department, if any, in connection with the preparation of the financial statements.

13. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance Related to Financial Statements

14. Review the Corporation’s Code of Ethical Conduct and review management’s processes for communicating and enforcing this Code.

15. Review management’s monitoring of the Corporation’s compliance with applicable laws and regulations and the Corporation’s Code of Ethical Conduct.

16. Review, with the Corporation’s counsel or the Committee’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

Other Responsibilities

17. Review and reassess the Committee’s Charter at least annually and submit any recommended changes to the Board for its consideration.

18. Provide the report for inclusion in the Corporation’s Annual Proxy Statement that is required by Item 306 of Regulation S-K of the Securities and Exchange Commission or any successor rule.

19. Through its Chair, report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee’s actions and recommendations, if any.

20. Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Adopted February 4, 2000

Amended February 26, 2002

Amended January 9, 2003

Amended December 13, 2005

APPENDIX B

AMENDED 2003 STOCK-BASED INCENTIVE COMPENSATION PLAN

ADOLOR CORPORATION

2003 STOCK-BASED INCENTIVE COMPENSATION PLAN

Adopted February 27, 2003

Amended January 6, 2004

Amended May 18, 2006

ADOLOR CORPORATION

2003 STOCK-BASED INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued Employees, Consultants and Directors by offering them a greater stake in the Company’s success and a closer identification with it, and to encourage ownership of the Company’s stock by such Employees, Consultants and Directors.

2. Definitions

2.1. “Affiliate” means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

2.2. “Award” means an award of Deferred Stock, Restricted Stock or Options under the Plan.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means the Participant’s (i) conviction for committing a felony under federal law or of the state in which such action occurred, (ii) dishonesty in the course of fulfilling his or her employment or consulting duties or (iii) willful and deliberate failure to perform his or her employment or consulting duties in any material respect, or such other similar events as shall be determined by the Committee. The Committee shall have the sole discretion to determine whether “Cause” as set forth in (i), (ii) or (iii) above exists, and its determination shall be final.

2.5. “Change of Control” means the happening of any of the following:

(i) any Person, other than (a) the Company or any of its Subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (c) an underwriter temporarily holding securities pursuant to an offering of such securities, (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (e) a Holder or any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes such Holder, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 20% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities;

(ii) the individuals who serve on the Board as of the effective date hereof (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, any Person who becomes a director subsequent to the effective date hereof, whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board, shall for purposes of this clause (ii) be considered an Incumbent Director;

(iii) the consummation of a merger or consolidation of the Company in which the stockholders of the Company immediately prior to such merger or consolidation, would not, immediately after the merger or consolidation, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the merger or consolidation (or of its ultimate parent corporation, if any); or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale.

If an event set forth in clause (i)(e) of the definition of “Change of Control” occurs, a Change of Control shall be deemed to have occurred for each Holder other than any Holder who alone or as part of any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Subsidiaries) representing more than 20% of either the then outstanding shares of Stock of the Company or the combined voting power of the Company’s then outstanding securities.

2.6. “Code” means the Internal Revenue Code of 1986, as amended.

2.7. “Common Stock” means the common stock of the Company, par value $.0001 per share, or such other class or kind of shares or other securities resulting from the application of Section 9.

2.8. “Company” means Adolor Corporation, a Delaware corporation, or any successor corporation.

2.9. “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

2.10. “Consultant” means a key consultant or advisor to the Company, its Subsidiaries or Affiliates who is not an Employee.

2.11. “Deferred Stock” means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

2.12. “Deferral Period” means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

2.13. “Director” means a member of the Board.

2.14. “Disability” means disabled within the meaning of section 22(e)(3) of the Code.

2.15. “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

2.16. “Fair Market Value” means, on any given date (i) if shares of Common Stock are then listed on a national stock exchange, the closing sales price per share of Common Stock on the exchange for the last preceding date on which there was a sale of shares of Common Stock on such exchange, as determined by the Committee, (ii) if shares of Common Stock are then listed on the Nasdaq National Market or the Nasdaq SmallCap Market, the closing sales price (or the closing bid price if no sales were reported) per share of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, for the last preceding date on which there was a sale of shares of Common Stock on the Nasdaq National Market or the Nasdaq SmallCap Market, as applicable, as determined by the Committee, (iii) if shares of Common Stock are not then listed on a national stock exchange, the Nasdaq National Market or the Nasdaq Small Cap Market but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such shares of Common Stock in such market, as determined by the Committee, or (iv) if shares of Common Stock are not then listed on a national stock exchange or traded on an over-the-counter market, or if the Committee determines that the value as determined pursuant to Section (i), (ii) or (iii) above does not reflect fair market value, the Committee shall determine fair market value after taking into account such factors that it deems appropriate.

2.17. “Holder” means a Participant to whom an Award is made.

2.18. “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.19. “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.20. “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.21. “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.22. “Option” means any stock option granted from time to time under Section 8 of the Plan.

2.23. “Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3)(i).

2.24. “Participant” means a Consultant, Director or Employee.

2.25. “Performance Goal” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of an Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (vii) cash flow of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (viii) return on total assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (ix) return on invested capital of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (x) return on net assets of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xi) operating income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (xii) net income of the Company, its Subsidiaries or Affiliates (or any business unit thereof), or (xiii) any other goal the Committee deems appropriate.

2.26. “Person” means any individual, partnership, corporation, company, limited liability company, association, trust, joint venture, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

2.27. “Plan” means the Adolor Corporation 2003 Stock-Based Incentive Compensation Plan herein set forth, as amended from time to time.

2.28. “Restricted Stock” means Common Stock awarded by the Committee under Section 7 of the Plan.

2.29. “Restriction Period” means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

2.30. “Retirement” means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Board.

2.31. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.32. “Ten Percent Shareholder” means a Person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. Eligibility

Any Participant is eligible to receive an Award.

4. Administration and Implementation of Plan

4.1. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Participant, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders. Notwithstanding the foregoing, the Board may designate one or more of its members or officers of the Company to serve as a secondary committee and delegate to the secondary committee authority to grant Awards to eligible individuals who are not subject to the requirements of Rule 16b-3 under the 1934 Act or section 162(m) of the Code. The secondary committee shall have the same authority with respect to selecting the individuals to whom such Awards are granted and establishing the terms and conditions of such Awards as the Committee has under the terms of the Plan.

4.2. The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, Deferred Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates on a tandem basis with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); to grant Awards (other than Incentive Stock Options) that are transferable by the Holder; and to determine the effect, if any, of a change in control of the Company upon outstanding Awards.

4.3. The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Award in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to a Holder by the Award and as long as the amended Award comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

4.4. The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. The Committee shall have discretion to determine the specific targets with respect to each Performance Goal. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

5. Shares of Stock Subject to the Plan

5.1. Subject to adjustment as provided in Section 9, the total number of shares of Common Stock available for Awards under the Plan shall be 6,000,000 shares.

5.2. The maximum number of shares of Common Stock subject to Awards that may be granted to any Participant shall not exceed 750,000 during any calendar year (the “Individual Limit”). Subject to Section 5.3, Section 9 and Section 12.7, any Award that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 9.

5.3. Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6. Deferred Stock

An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions:

6.1. Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

6.2. Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder’s account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder’s account.

6.3. Subject to the provisions of Section 6.4 concerning Deferred Stock Awards that are subject to the achievement of Performance Goals, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

6.4. The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. Unless otherwise specified in a Deferred Stock agreement, if the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Deferred Stock Award to the Holder, or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the expiration of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee.

6.5. The Deferred Stock agreement shall specify the duration of the Deferral Period, taking into account termination of employment or service on account of death, Disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder’s legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

7. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

7.1. Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

7.2. Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

7.3. During the Restriction Period the Holder shall have the right to vote the shares of Restricted Stock. Subject to the provisions of Section 7.4 concerning Restricted Stock Awards that are subject to the achievement of Performance Goals, amounts equal to any dividends declared during the Restriction Period with respect to the number of shares covered by a Restricted Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Restricted Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Restricted Stock agreement.

7.4. The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Holder’s achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement. Unless otherwise specified in a Restricted Stock Agreement, if the Holder fails to achieve the specified Performance Goal(s), the Committee shall not grant the Restricted Stock to the Holder, or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company. Dividends paid during the Restriction Period on Restricted Stock subject to a Performance Goal shall be reinvested in additional Restricted Stock and the expiration of the Restriction Period for such Restricted Stock shall be subject to the Performance Goal(s) previously established by the Committee.

7.5. The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment or service on account of death, Disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Options

Options give a Participant the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

8.1. Option Grants: Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

8.2. Specific Option Grants to Directors: Each Director who is not an employee of the Company shall receive an Option to purchase 15,000 shares of Common Stock upon his or her initial election to the Board, and the shares of Common Stock underlying such Options shall vest one-third (1/3) per year that such Director remains a Director for three years beginning on the first anniversary of the grant. Beginning at the 2003 annual meeting of the stockholders of the Company and at each annual meeting of the stockholders of the Company held thereafter while the Plan is in effect, each Director continuing as such after such meeting who is not an employee of the Company shall receive an Option to purchase 15,000 shares of Common Stock, and the shares of Common Stock underlying such Options shall vest in full on the first anniversary of the grant; provided, however, that in the event a Director resigns from the Board other than for Cause prior to such one-year anniversary, the vesting of such Option shall accelerate so that such Option becomes immediately exercisable with respect to one-twelfth (1/12) of the shares of Common Stock underlying such Option for each full month that has elapsed between the date of the grant of such Option and the date of such resignation. Notwithstanding anything to the contrary in the Plan, the price per share at which Common Stock may be purchased upon the exercise of an Option granted pursuant to this Section 8.2 shall be not less than the Fair Market Value of a share of Common Stock on the date of grant.

8.3. Option Price: The price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant.

8.4. Term of Options: The Option agreements shall specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder and ten years in the case of all other Incentive Stock Options). The Committee may, in its sole discretion, accelerate the time at which an Option vests. The Committee may, in its sole discretion, extend the period of exercise for Options that have vested.

8.5. Incentive Stock Options: Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with such grant and vesting limitations as may be prescribed by section 422(b) of the Code. Incentive Stock Options may only be granted to Employees; provided, however, that they may not be granted to employees of Affiliates. Without limiting the foregoing, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which an Incentive Stock Option may first become exercisable by a Participant in any one calendar year under the Plan shall not exceed $100,000.

8.6. Restrictions on Transferability of Incentive Stock Options: No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the Person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

8.7. Payment of Option Price: The option price of the shares of Common Stock upon the exercise of an Option shall be paid: (i) in full in cash at the time of the exercise or, (ii) with the consent of the Committee, in whole or in part in Common Stock held by the Holder for at least six months valued at Fair Market Value on the date of exercise. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock which has been held by the Holder for at least six months (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor.

8.8. Termination by Death: Unless otherwise provided in an Option agreement, if a Holder’s employment or service by the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death) by, where appropriate, the Holder’s transferee or by the Holder’s legal representative, for a period of 12 months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

8.9. Termination by Reason of Disability: Unless otherwise provided in an Option agreement, if a Holder’s employment or service by the Company, a Subsidiary or Affiliate terminates by reason of Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 12 months from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.10. Termination by Reason of Retirement: If a Holder’s employment by or service with the Company, a Subsidiary or Affiliate terminates by reason of Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.11. Termination Not for Cause: If a Holder’s employment by or service with the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate not for Cause, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.12. Termination for Cause: If a Holder’s employment or service with the Company, a Subsidiary or Affiliate is terminated by the Company, the Subsidiary or Affiliate for Cause, all unexercised Options awarded to the Holder shall terminate on the date of such termination.

8.13. Termination for Other Reason: If a Holder’s employment or service with the Company, a Subsidiary or Affiliate terminates for any reason not specified in this Section 8 (including voluntary termination), any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder’s transferee or legal representative), to the extent it was exercisable at the time of termination, for a period of 90 days from the date of such termination of employment or service or until the expiration of the stated term of the Option, whichever period is shorter.

8.14. Continuation of Service: Notwithstanding anything to the contrary in this Section 8, a Holder’s cessation of service as an Employee, Director or Consultant other than for Cause shall not be treated as a termination under this Section 8 if the Holder continues without interruption to serve thereafter in a material manner in one (or more) of such other capacities, as determined by the Committee in its sole discretion.

9. Changes in Capitalization; Change of Control

9.1. In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders of the Company other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section shall, where appropriate, be paid in cash to the Holder.

9.2. Upon a Change of Control, the Committee shall fully vest all Awards made under the Plan. In addition, upon a Change of Control, the Committee may, at its discretion (i) cancel any outstanding Awards in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value of the Award less the option or base price of the Award, (ii) after having given the Award Holder a chance to exercise any outstanding Options, terminate any or all of the Award Holder’s unexercised Options, or (iii) where the Company is not the surviving corporation, cause the surviving corporation to assume or replace all outstanding Awards with comparable awards.

9.3. The judgment of the Committee with respect to any matter referred to in this Section 9 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

10. Effective Date, Termination and Amendment

The Plan shall become effective on February 27, 2003, subject to shareholder approval. Options granted under the Plan prior to such shareholder approval shall expressly not be exercisable prior to such approval. The Plan shall remain in full force and effect until the earlier of ten years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval which shall (i) increase (except as provided in Section 9) the total number of shares available for issuance pursuant to the Plan; (ii) change the class of Participants eligible to be Holders; (iii) modify the Individual Limit (except as provided Section 9) or the categories of Performance Goals set forth in Section 4.4; or (iv) change the provisions of this Section 10. Termination of the Plan pursuant to this Section 10 shall not affect Awards outstanding under the Plan at the time of termination.

11. Transferability

Except as provided in Section 8.6 and this Section 11, Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

12. General Provisions

12.1. Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee or Consultant any right with respect to continuance of employment or service by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment or service of any Employee or Consultant at any time.

12.2. Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and any Participant, the Company, its Subsidiaries or any other Person or entity, on the other.

12.3. For purposes of this Plan, neither (i) transfer of employment between the Company and its Subsidiaries and Affiliates nor (ii) transfer of status from Employee to Consultant shall be deemed termination of employment.

12.4. Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award, the exercise thereof and the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. In the case of the payment of Awards in the form of Common Stock, or the exercise of Options, the Company shall have the right to retain the number of shares of Common Stock whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes. Agreements evidencing such Awards shall contain appropriate provisions to effect withholding in this manner.

12.5. Without amending the Plan, Awards may be granted to Participants who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

12.6. To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.

12.7. The Committee may amend any outstanding Awards to the extent it deems appropriate; provided, however, except as provided in Section 9, no Award may be repriced, replaced, regranted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise price for the shares underlying the Award. The Committee may amend Awards without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder’s consent is required to any such amendment.

12.8. All shares of Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Deferred Stock or Restricted Stock shall be subject to restrictions on transfer pursuant to applicable securities laws and such other agreements as the Committee shall deem appropriate and shall bear a legend subjecting such shares to those restrictions on transfer in accordance with the applicable Award. The certificates shall also bear a legend referring to any restrictions on transfer arising hereunder or under any other applicable law, regulation, rule or agreement.

12.9. The Plan and each Award under the Plan shall be subject to the requirement that if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of

Common Stock purchased upon the exercise of an Option or issued pursuant to an Award of Deferred Stock or Restricted Stock upon any securities exchange or under any state or federal law, (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an Award with respect to the disposition of such shares is necessary or desirable as a condition of, or in connection with, the Plan or the granting of such Award or the issue or purchase of such shares thereunder, the Award may not be consummated in whole or in part until such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

ADOLOR CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of ADOLOR CORPORATION, a Delaware corporation, does hereby constitute and appoint David M. Madden, Michael R. Dougherty, Thomas Hess and Martha E. Manning, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of Adolor Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on May 18, 2006 at 9:00 a.m., and at any and all adjournments and postponements thereof, as follows:

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND WILL GRANT DISCRETIONARY AUTHORITY IN OTHER MATTERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, AND 3.

Please mark your votes as indicated in this example  ☒

ITEM 1. ELECTION OF DIRECTORS	FOR all nominees ☐	WITHHOLD for all nominees ☐
01-David M. Madden
02-Robert T. Nelsen

Withhold votes for one or more nominee(s) that I/we have written on the line

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(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

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ITEM 2. RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	FOR ☐	AGAINST ☐	ABSTAIN ☐

ITEM 3. AMENDMENTS TO THE ADOLOR CORPORATION 2003 STOCK-BASED INCENTIVE COMPENSATION PLAN	FOR ☐	AGAINST ☐	ABSTAIN ☐

OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)

Date

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For the Annual Meeting, you may vote by using a toll free telephone number, by means of the Internet or by completing this proxy card and mailing it in the postage-paid envelope provided. Proxies submitted by telephone or via the Internet must be received by 11:59 P.M., ET, on Wednesday, May 17, 2006.

To Vote by Telephone:

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Call the toll-free number 1-866-626-4508 anytime before 11:59 P.M., ET, on Wednesday, May 17, 2006.

3.	Enter your 12-digit Voter Control Number located below.

4.	Follow the recorded instructions.

To Vote by the Internet:

Follow these four easy steps:

1.	Read the accompanying Proxy Statement and Proxy Card.

2.	Go to the website, http://www.votestock.com, anytime before 11:59 P.M., ET, on Wednesday, May 17, 2006.

3.	Enter your 12-digit Voter Control Number located below.

4.	Follow the instructions provided.

Do not return your Proxy Card if you are voting by telephone or via the Internet.

YOUR CONTROL NUMBER IS:

«control»

You may vote by telephone or Internet 24 hours a day, 7 days a week.

Your telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.